    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       HISPANIC BROADCASTING CORPORATION
                   (FORMERLY HEFTEL BROADCASTING CORPORATION)
             (Exact name of Registrant as specified in its charter)
                         ------------------------------

                          DELAWARE                                                     99-0113417
              (State or other jurisdiction of                                       (I.R.S. Employer
               incorporation or organization)                                     Identification No.)

                         ------------------------------

                              HBC CAPITAL TRUST I
                              HBC CAPITAL TRUST II
             (Exact name of Registrant as specified in its charter)
                         ------------------------------

                          DELAWARE                                                     75-6514061
              (State or other jurisdiction of                                          75-6514063
               incorporation or organization)                                       (I.R.S. Employer
                                                                                  Identification No.)

                            ------------------------

                         3102 OAK LAWN AVE., SUITE 215
                              DALLAS, TEXAS 75219
                                 (214) 525-7700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices for each registrant)
                         ------------------------------

                            MCHENRY T. TICHENOR, JR.
                       HISPANIC BROADCASTING CORPORATION
                         3102 OAK LAWN AVE., SUITE 215
                              DALLAS, TEXAS 75219
                                 (214) 525-7700
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)
                         ------------------------------

                                   COPIES TO:

              STEPHEN C. MOUNT, ESQ.                               JOHN W. WHITE, ESQ.
    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.                    CRAVATH, SWAINE & MOORE
            1500 BANK OF AMERICA PLAZA                               WORLDWIDE PLAZA
                300 CONVENT STREET                                  825 EIGHTH AVENUE
             SAN ANTONIO, TEXAS 78205                            NEW YORK, NEW YORK 10019

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                                                (CALCULATION TABLE ON NEXT PAGE)
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED
                                                                               MAXIMUM         PROPOSED MAXIMUM
                                                       AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED           PER UNIT(1)          PRICE(1)(2)
PRIMARY OFFERING:
Debt securities and junior subordinated debt
  securities of Hispanic Broadcasting (4)(7)...
Preferred stock of Hispanic Broadcasting (5)(7)...
Class A common stock of Hispanic
  Broadcasting(6)(7)..................
Warrants of Hispanic Broadcasting(8)...                     (3)                  (3)                  (3)
Preferred securities of HBC Capital Trust I and
  HBC Capital Trust II (9)............
Guarantees of the preferred securities of the HBC
  Trusts by Hispanic Broadcasting(10)...
Stock purchase contracts of Hispanic Broadcasting
  (11)................................
Stock purchase units(12)..............
  Total(13)...........................              $1,361,125,000(13)          100%          $1,361,125,000(13)
SECONDARY OFFERING:
Class A common stock (14).............              400,000 shares(14)       $80.50(14)         $32,200,000(14)
TOTAL:                                                      N/A                  N/A            $1,393,325,000


                                                         AMOUNT OF
                                                       REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          FEE
PRIMARY OFFERING:
Debt securities and junior subordinated debt
  securities of Hispanic Broadcasting (4)(7)...
Preferred stock of Hispanic Broadcasting (5)(7)...
Class A common stock of Hispanic
  Broadcasting(6)(7)..................
Warrants of Hispanic Broadcasting(8)...                     (3)
Preferred securities of HBC Capital Trust I and
  HBC Capital Trust II (9)............
Guarantees of the preferred securities of the HBC
  Trusts by Hispanic Broadcasting(10)...
Stock purchase contracts of Hispanic Broadcasting
  (11)................................
Stock purchase units(12)..............
  Total(13)...........................                   $378,393
SECONDARY OFFERING:
Class A common stock (14).............                    $8,952
TOTAL:                                                   $387,345

(1) The registrants will determine the proposed maximum offering price per unit from time to time in connection with issuances of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(3) Not applicable pursuant to General Instruction II.D of Form S-3.

(4) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of debt securities or junior subordinated debt securities of Hispanic Broadcasting as may be sold, from time to time. If any debt securities or junior subordinated debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,500,000,000.

(5) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of preferred stock of Hispanic Broadcasting as may be sold, from time to time.

(6) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Class A common stock of Hispanic Broadcasting as may be sold from time to time.

(7) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of debt securities and junior subordinated debt securities, and an indeterminate number of shares of preferred stock and Class A common stock of Hispanic Broadcasting, as shall be issuable upon conversion or redemption, or upon the exercise of Warrants of Hispanic Broadcasting registered hereunder of debt securities and junior subordinated debt securities, preferred stock or Class A common stock of Hispanic Broadcasting or preferred securities of the HBC Trusts, as the case may be, registered hereunder.

(8) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of warrants of Hispanic Broadcasting, representing rights to purchase certain of the debt securities and junior subordinated debt securities, preferred stock or Class A common stock of Hispanic Broadcasting registered hereunder.

(9) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of the preferred securities as may be sold from time to time.

(10) No separate consideration will be received for the Guarantees of the preferred securities. The Guarantees include the right of holders of preferred securities under the Guarantees and certain back-up undertakings, as described in the Registration Statement.

(11) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing rights (and obligations) to purchase Class A common stock or preferred stock.

(12) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of stock purchase units, representing ownership of stock purchase contracts and debt securities or junior subordinated debt securities or U.S. Treasury Securities.

(13) In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. In accordance with Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to Hispanic Broadcasting's registration statement on Form S-3, File No. 333-45171, filed on December 12, 1997. This registration statement is a new registration statement and constitutes the first post-effective amendment to Hispanic Broadcasting's December 12, 1997 registration statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8-A of the Securities Act of 1933. The amount of securities eligible to be sold under the December 12, 1997 registration statement ($138,875,000 on October 15, 1999) shall be carried forward to this registration statement. The amount of the filing fee associated with such securities that was previously paid with the December 12, 1997 registration statement is $40,968. The aggregate amount of Class A common stock of Hispanic Broadcasting registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(14) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Class A common stock, as reported by the Nasdaq National Market on October 15, 1999. The number of shares eligible to be sold under the December 12, 1997 registration statement (125,000 on October 15, 1999) shall be carried forward to this registration statement. The amount of the filing fee associated with such securities that was previously paid with the December 12, 1997 registration statement is $1,518.

                     SUBJECT TO COMPLETION OCTOBER 18, 1999

PROSPECTUS
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 $1,500,000,000
                       HISPANIC BROADCASTING CORPORATION
                   (FORMERLY HEFTEL BROADCASTING CORPORATION)
                              HBC CAPITAL TRUST I
                              HBC CAPITAL TRUST II

    We will offer and sell, from time to time, in one or more offerings, the debt and equity securities described in this prospectus. The total offering price of these securities, in the aggregate, will not exceed $1.5 billion. We will provide specific terms of these securities in supplements to this prospectus. You should carefully read this prospectus and the supplements before deciding to invest in these securities.

HISPANIC BROADCASTING CORPORATION

    We will offer and sell, from time to time, in one or more offerings:

    - Class A common stock                                          - warrants
    - debt securities                                               - stock purchase contracts
    - junior subordinated debt securities                           - stock purchase units
    - preferred stock                                               - guarantees

    The stock purchase contracts will require a purchaser to buy a specific amount of common stock or preferred stock, and they will obligate Hispanic Broadcasting to pay specific fees to the purchasers. The stock purchase units will include these stock purchase contracts and debt securities, junior subordinated debt securities, debt obligations of the United States of America or its agencies or instrumentalities, or preferred securities issued by HBC Capital Trusts I and II. The guarantees will be Hispanic Broadcasting's full, unconditional guarantees of the HBC Trusts' obligation to distribute specific amounts of cash to the holders of HBC Trust preferred securities.

THE HBC TRUSTS

    The HBC Capital Trusts I and II are each Delaware business trusts that will offer and sell preferred securities, from time to time in one or more offerings. Each HBC Trust will use all of the proceeds from the sale of its preferred securities to buy junior subordinated debt securities of Hispanic Broadcasting. The HBC Trusts will receive cash payments from the junior subordinated debt securities, and each trust will distribute these payments to the holders of its preferred and common securities. Hispanic Broadcasting will own all of the common securities of the HBC Trusts.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE "GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS" ON PAGE 6.

    Concurrently with the filing of this prospectus, we are filing a prospectus under Rule 415 of the Securities Act of 1933, offering up to 525,000 shares of Class A common stock to be sold from time to time by named selling stockholders. Sales under this prospectus are not contingent upon the completion of sales by any selling stockholder.

               THE DATE OF THIS PROSPECTUS IS            , 1999.

                                EXPLANATORY NOTE

    When we refer to Hispanic Broadcasting in this prospectus, we are referring to Hispanic Broadcasting Corporation. When we refer to the HBC Trusts in this prospectus, we are referring to the HBC Capital Trusts. When the word "we" "our" or "us" is used in this prospectus, we are referring to both Hispanic Broadcasting and the HBC Trusts together. Hispanic Broadcasting recently changed its name from Heftel Broadcasting Corporation to Hispanic Broadcasting Corporation, and the names of the capital trusts were changed from Heftel Capital Trust I and II to HBC Capital Trust I and II.

                      WHERE YOU CAN FIND MORE INFORMATION

    Hispanic Broadcasting files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information Hispanic Broadcasting files with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 20549), New York, New York (7 World Trade Center, Suite 1300 10048) and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Hispanic Broadcasting's filings are also available to the public on the internet, through a database maintained by the SEC at HTTP://WWW.SEC.GOV. In addition, you can inspect and copy reports, proxy statements and other information concerning Hispanic Broadcasting at the offices of the Nasdaq National Market, Report Section, 1735 K Street, N.W., Washington, D.C. 20006, on which Hispanic Broadcasting's Class A common stock (symbol:
"HBCCA") is listed. Please note that Hispanic Broadcasting recently changed its name from Heftel Broadcasting Corporation to Hispanic Broadcasting Corporation and that certain of Hispanic Broadcasting's reports, statements, or other information incorporated by reference into this prospectus were filed under the old name.

    We filed a registration statement on Form S-3 to register with the SEC the shares offered by this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

    The SEC allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later.

    We incorporate by reference the documents listed below:

    1.  Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    2.  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    3.  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

    4.  Current Report on Form 8-K filed on October 15, 1999.

    5.  Current Report on Form 8-K filed on October 7, 1999.

    6.  Current Report on Form 8-K filed on May 28, 1999.

    7.  Current Report on Form 8-K filed on May 13, 1999.

    8.  Current Report on Form 8-K filed on April 20, 1999.

    9. Current Report on Form 8-K filed on June 4, 1998, as amended by Form 8-K/A filed on July 31, 1998.

    We also incorporate by reference all future filings we make with the SEC between the date of this prospectus and the date upon which we sell all the securities we offer with this prospectus.

    You may obtain copies of these documents at no cost by requesting them from us in writing at the following address: Corporate Secretary, Hispanic Broadcasting Corporation, 3102 Oak Lawn Ave., Suite 215, Dallas, Texas 75219 (telephone (214) 525-7700).

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. The total dollar amount of the securities we sell through these offerings will not exceed $1.5 billion.

    This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

    This prospectus does not contain separate financial statements for the HBC Trusts. We do not believe these financial statements would be useful since each trust is a direct or indirect wholly-owned subsidiary of Hispanic Broadcasting, and we file consolidated financial information under the Exchange Act. The HBC Trusts will not have any independent function other than to issue common and preferred securities and to purchase junior subordinated debt securities of Hispanic Broadcasting. We will provide a full, unconditional guarantee of each trust's obligations under their respective common and preferred securities.

    You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the date of the documents containing the information.

                       HISPANIC BROADCASTING CORPORATION

    We are one of the largest Spanish language radio broadcasting companies in the United States and currently own or program radio stations in many of the largest Hispanic markets in the United States, including Los Angeles, New York, Miami, San Francisco/San Jose, Chicago, Houston, San Antonio, Dallas/Fort Worth, San Diego, McAllen/Brownsville/Harlingen, Phoenix, El Paso and Las Vegas. We recently changed our name from Heftel Broadcasting Corporation to Hispanic Broadcasting Corporation.

    Our strategy is to own and program top performing radio stations, principally in the largest Spanish language radio markets in the United States. We intend to acquire or develop additional Spanish language stations in leading Hispanic markets.

    We frequently evaluate strategic opportunities both within and outside our existing line of business which closely relate to serving the Hispanic market, including opportunities outside of the United States. We expect to pursue additional acquisitions from time to time and may decide to dispose of certain businesses. Such acquisitions or dispositions could be material.

    Our principal executive offices are located at 3102 Oak Lawn Ave., Suite 215, Dallas, Texas 75219 (telephone: (214) 525-7700).

                                 THE HBC TRUSTS

    Each HBC Capital Trust is a statutory business trust formed under Delaware law pursuant to a separate declaration of trust executed by Hispanic Broadcasting, as depositor for such HBC Trust, and the trustees of such trust, and the filing of a certificate of trust with the Delaware Secretary of State. The declarations of trust will be amended and restated in their entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part and will be qualified as indentures under the Trust Indenture Act of 1939. Unless the accompanying prospectus supplement provides otherwise, each HBC Trust exists for the sole purposes of

    - issuing its preferred securities,

    - investing the gross proceeds of the sale of its preferred securities in junior subordinated debt securities of Hispanic Broadcasting, and

    - engaging in only those other activities necessary or incidental thereto.

    All of each HBC Trust's common securities will be owned by Hispanic Broadcasting. The common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities, except that upon the occurrence and continuance of an event of default under the applicable amended and restated declaration of trust, the rights of the holders of the applicable common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the applicable preferred securities. We will acquire common securities having an aggregate liquidation amount equal to a minimum of 1% of the total capital of each HBC Trust.

    Each HBC Trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable amended and restated declaration of trust. Each HBC Trust's business and affairs will be conducted by the trustees. Hispanic Broadcasting will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each HBC Trust. The duties and obligations of the trustees shall be governed by the amended and restated declaration of trust of each HBC Trust. At least one of the trustees of each HBC Trust will be a person who is an employee or officer of or who is affiliated with Hispanic Broadcasting. One trustee of each HBC Trust will be a financial institution that is not affiliated with Hispanic Broadcasting, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each HBC Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware. Hispanic Broadcasting will pay all fees and expenses related to each HBC Trust and the offering of the preferred securities. Unless otherwise set forth in a prospectus supplement, the property trustee will be The Bank of New York, and the Delaware trustee will be The Bank of New York (Delaware). The office of the Delaware trustee in the State of Delaware is 100 White Clay Center, Newark, Delaware 19711. The principal place of business of each HBC Trust is c/o Hispanic Broadcasting Corporation, 3102 Oak Lawn Ave., Suite 215, Dallas, Texas 75219 (telephone: (214) 525-7700).

 RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

    The ratios of earnings to fixed charges for Hispanic Broadcasting are computed by dividing pretax income from continuing operations after certain adjustments, by fixed charges. Fixed charges consist of interest expense on all long and short-term borrowings and the estimated interest portion of rental expense. Set forth below are the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends (in thousands except ratios).

                                         SIX MONTHS
                                            ENDED                YEAR ENDED         THREE MONTHS             YEAR ENDED
                                          JUNE 30,              DECEMBER 31,           ENDED               SEPTEMBER 30,
                                     -------------------   ----------------------   DECEMBER 31,   ------------------------------
                                       1999       1998       1998          1997         1996         1996       1995       1994
                                     --------   --------   --------      --------   ------------   --------   --------   --------
Earnings to Fixed Charges..........    19.1       11.6       14.6          7.5           1.7            --      1.6        1.6
Deficiency of Earnings to Cover
  Fixed Charges....................      --         --         --           --            --       $29,092       --         --
Earnings to Combined Fixed Charges
  and preferred stock Dividends....    19.1       11.6       14.6          7.5           1.7            --      1.6        1.5
Deficiency of Earnings to Cover
  Combined Fixed Charges and
  Preferred stock Dividends........      --         --         --           --            --       $29,112       --         --

                                USE OF PROCEEDS

    Unless indicated otherwise in a prospectus supplement, Hispanic Broadcasting expects to use the net proceeds from the sale of its securities for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, stock repurchase programs and acquisitions. Unless otherwise specified in the accompanying prospectus supplement, each HBC Trust will use all proceeds received from the sale of its preferred securities to purchase junior subordinated debt securities of Hispanic Broadcasting.

                  HOLDING COMPANY STRUCTURE AND SECURED CLAIMS

    Hispanic Broadcasting is a holding company and its assets consist primarily of investments in its subsidiaries, limited liability companies and partnerships. Hispanic Broadcasting's rights and the rights of its creditors, including holders of debt securities or junior subordinated debt securities, to participate in the distribution of assets of any person in which Hispanic Broadcasting owns an equity interest will be subject to prior claims of the person's creditors upon the person's liquidation or reorganization. However, Hispanic Broadcasting may itself be a creditor with recognized claims against this person, but claims of Hispanic Broadcasting would still be subject to the prior claims of any secured creditor of this person and of any holder of indebtedness of this person that is senior to that held by Hispanic Broadcasting. Accordingly, the holder of debt securities or junior subordinated debt securities may be deemed to be effectively subordinated to those claims.

    Stock and partnership interests of Hispanic Broadcasting's subsidiaries are pledged to secure Hispanic Broadcasting's obligations under a credit agreement dated February 14, 1997, among Hispanic Broadcasting, The Chase Manhattan Bank and certain other lenders. The credit agreement requires Hispanic Broadcasting to comply with various financial and operational covenants and restrictions, including limitations on capital expenditures and the incurrence of additional indebtedness, prohibitions on the payment of cash dividends and the redemption or repurchase of Hispanic Broadcasting's capital stock and restrictions on the use of borrowings.

               GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS

    Hispanic Broadcasting may offer shares of Class A common stock or preferred stock, debt securities, junior subordinated debt securities, warrants, stock purchase contracts, stock purchase units, or any combination of them either individually or as units consisting of one or more securities under this prospectus. Each HBC Trust may offer preferred securities under this prospectus.

    The securities to be offered may involve a high degree of risk. Such risks will be set forth in the prospectus supplement relating to the securities. In addition, the risk factors, if any, relating to Hispanic Broadcasting's business will be set forth in a prospectus supplement.

                   DESCRIPTION OF DEBT SECURITIES OTHER THAN
                      JUNIOR SUBORDINATED DEBT SECURITIES

    The following description of Hispanic Broadcasting's debt securities other than junior subordinated debt securities, which are discussed separately, summarizes the general terms and provisions of its senior and subordinated debt securities to which any prospectus supplement may relate. As used in this section, the term "debt securities" refers to both the senior and the subordinated debt securities of Hispanic Broadcasting. We will describe the specific terms of Hispanic Broadcasting's debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of its debt securities in the prospectus supplement relating to such series.

    Hispanic Broadcasting may issue its senior debt securities from time to time, in one or more series under a senior indenture, between Hispanic Broadcasting and The Bank of New York, as senior trustee, or another senior trustee named in a prospectus supplement. The form of senior indenture is filed as an exhibit to the registration statement. Hispanic Broadcasting may issue its subordinated debt securities from time to time, in one or more series under a subordinated indenture, between Hispanic Broadcasting and The Bank of New York or another subordinated trustee named in a prospectus supplement. The form of subordinated indenture is filed as an exhibit to the registration statement. Together the senior indenture and the subordinated indenture are called the indentures, and together the senior trustee and the subordinated trustee are called the debt trustees. None of the indentures will limit the amount of debt securities that may be issued hereunder. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized by Hispanic

Broadcasting and may be payable in any currency or currency unit designated by it or in amounts determined by reference to an index. The following summary of certain provisions of the indentures is not complete and is subject to the detailed provisions of the indentures. You should look at the applicable indenture that is filed as an exhibit to this registration statement for provisions that may be important to you. Wherever we refer to specific provisions of the indentures or terms defined in the indentures, such provisions and terms are incorporated by reference as a part of the statements made in this prospectus and such statements are qualified in their entirety by such references, including the definitions in the indentures of certain terms.

GENERAL

    The senior debt securities will be unsecured and will rank equally with Hispanic Broadcasting's other unsecured and unsubordinated debt, unless Hispanic Broadcasting is required to secure the senior debt securities as described below under "--Senior Debt Securities." Hispanic Broadcasting's obligations under any subordinated debt securities will be subordinate in right of payment to all of its senior indebtedness, and will be described in an accompanying prospectus supplement. Hispanic Broadcasting will issue debt securities from time to time and offer its debt securities on terms determined by market conditions at the time of sale.

    Hispanic Broadcasting may issue its debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) from their stated principal amount. We will describe the federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in the related prospectus supplement.

    You should refer to the prospectus supplement for the following terms of the debt securities offered hereby:

    - the designation, aggregate principal amount and authorized denominations of the debt securities;

    - the percentage of the principal amount at which Hispanic Broadcasting will issue the debt securities;

    - the date or dates on which the debt securities will mature;

    - the annual interest rate or rates of the debt securities, or the method of determining the rate or rates;

    - the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for such interest payment dates;

    - the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

    - the currency, currencies or currency units for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;

    - if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at Hispanic Broadcasting's election or the purchaser's election, the manner in which the election may be made;

    - if the amount of payments on the debt securities is determined by an index based on one or more currencies or currency units, changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

    - the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

    - the terms and conditions upon which the debt securities may be convertible into or exchanged for common stock, preferred stock, or indebtedness or other securities of any kind;

    - information with respect to book-entry procedures, if any;

    - a discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

    - any other specific terms of the debt securities not inconsistent with the applicable indenture.

    If Hispanic Broadcasting sells any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of debt securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to the issue of debt securities and the currencies or currency units in the related prospectus supplement.

    Unless we specify otherwise in a prospectus supplement, the principal of, premium on, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable debt trustee in New York, New York. However, Hispanic Broadcasting may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of Hispanic Broadcasting or its agent's.

    Unless we specify otherwise in a prospectus supplement, Hispanic Broadcasting will issue the debt securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any debt securities, but Hispanic Broadcasting may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless we specify otherwise in the prospectus supplement, Hispanic Broadcasting will pay interest on outstanding debt securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

    Hispanic Broadcasting's rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any of Hispanic Broadcasting's subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Hispanic Broadcasting's claims as a creditor of the subsidiary may be recognized. Hispanic Broadcasting's operations are conducted through its subsidiaries and, therefore, Hispanic Broadcasting is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the debt securities. The debt securities will be effectively subordinated to all indebtedness of Hispanic Broadcasting's subsidiaries.

GLOBAL SECURITIES

    Hispanic Broadcasting may issue debt securities of a series in whole or in part in the form of one or more global securities and will deposit them with or on behalf of a depositary identified in the prospectus supplement relating to that series. Hispanic Broadcasting may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee.

    We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement relating to that series. We anticipate that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by Hispanic Broadcasting if the debt securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

    - the applicable depositary or its nominee, with respect to interests of participants, and

    - the records of participants, with respect to interests of persons other than participants.

    The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

    So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will

    - not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;

    - not receive or be entitled to receive physical delivery of any debt securities of that series in definitive form; and

    - not be considered the owners or holders thereof under the applicable indenture governing the debt securities.

    Payments of principal of, any premium on, and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the debt securities. Neither Hispanic Broadcasting, the applicable debt trustee for the debt securities, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    Hispanic Broadcasting expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. Hispanic Broadcasting also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments will be the responsibility of those participants.

    If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Hispanic Broadcasting within 90 days, Hispanic Broadcasting will issue individual debt securities of that series in exchange for the global security representing that series of debt securities. In addition, Hispanic Broadcasting may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities. In that event, Hispanic Broadcasting will issue individual debt securities of that series in exchange for the global security or Securities representing that series of debt securities. Further, if Hispanic Broadcasting so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may, on terms acceptable to Hispanic Broadcasting, the applicable debt trustee and the depositary for such global security, receive individual debt securities of that series in exchange for the beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by the global security equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by Hispanic Broadcasting, of $1,000 and integral multiples of $1,000.

CONSOLIDATION, MERGER OR SALE

    Each indenture prohibits Hispanic Broadcasting's consolidation with or merger into any other corporation or the transfer Hispanic Broadcasting's properties and assets to any person, unless:

    - the successor corporation is organized and existing under the laws of the United States, any State thereof or the District of Columbia, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on, all the outstanding debt securities and the performance of every covenant in the applicable indenture to be performed or observed on Hispanic Broadcasting's part;

    - immediately after giving effect to the transaction, no event of default has happened and is continuing; and

    - Hispanic Broadcasting has delivered to the applicable debt trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

    In case of any consolidation, merger, conveyance or transfer, the successor corporation will succeed to and be substituted for Hispanic Broadcasting as obligor on the debt securities, with the same effect as if it had been named as Hispanic Broadcasting in the applicable indenture. Unless we specify otherwise in a prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of debt securities in the event of a highly leveraged transaction involving Hispanic Broadcasting or any of its subsidiaries.

EVENTS OF DEFAULT; WAIVER AND NOTICE OF DEFAULT; DEBT SECURITIES IN FOREIGN
  CURRENCIES

    An event of default when used in an indenture will mean any of the following as to any series of debt securities:

    - default for 30 days in payment of any interest, or, in the case of the subordinated indenture, for a period of 90 days;

    - default in payment of principal of or any premium at maturity;

    - default in payment of any sinking or purchase fund or similar obligation;

    - default by Hispanic Broadcasting in the performance of any other covenant or warranty contained in the applicable indenture for the benefit of that series which has not been remedied for a period of 90 days after notice is given; or

    - events of Hispanic Broadcasting's bankruptcy, insolvency and reorganization.

    A default under Hispanic Broadcasting's other indebtedness will not be a default under the indentures and a default under one series of debt securities will not necessarily be a default under another series.

    Each indenture provides that if an event of default described in the first four bullet points above, if the event of default under the fourth bullet point is with respect to less than all series of debt securities then outstanding, has occurred and is continuing with respect to any series, either the applicable debt trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding debt securities of the series and the accrued interest to be due and payable immediately. Each indenture further provides that if an event of default described in the fourth or fifth bullet points above, if the event of default under the fourth bullet point is with respect to all series of debt securities then outstanding, has occurred and is continuing, either the applicable debt trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all debt securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for defaults in the payment of principal of, premium on, or interest on, the debt securities and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the debt securities of the series then outstanding.

    Under each indenture the applicable debt trustee must give notice to the holders of each series of debt securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The debt trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities, except in the case of default in the payment of principal of, premium on, or interest on, any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

    No holder of any debt securities of any series may institute any action under either indenture for debt securities unless:

    - the holder has given the debt trustee written notice of a continuing event of default with respect to that series;

    - the holders of not less than 25% in aggregate principal amount of the debt securities of the series then outstanding have requested the debt trustee to institute proceedings in respect of the event of default;

    - the holder or holders have offered the debt trustee reasonable indemnity as the debt trustee may require;

    - the debt trustee has failed to institute an action for 60 days; and

    - no inconsistent direction has been given to the debt trustee during the 60-day period by the holders of a majority in aggregate principal amount of debt securities of the series then outstanding.

    The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable debt trustee or exercising any trust or power conferred on the debt trustee with respect to a series of debt securities. Each indenture provides that if an event of default occurs and is continuing, the debt trustee will be required to use the degree of care of a prudent person in the conduct of that person's own affairs in exercising its rights and powers under the indenture. Each indenture further provides that the debt trustee will not be required to expend or risk its own funds in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

    Hispanic Broadcasting must furnish to the debt trustees within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the applicable indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatories based on the review, Hispanic Broadcasting have complied with all conditions and covenants of the indenture through the year or, if Hispanic Broadcasting is in default, specifying the default.

    To determine whether the holders of the requisite principal amount of debt securities have taken action as described above when the debt securities are denominated in a foreign currency, the principal amount of the debt securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount based on the applicable spot rate of exchange as of the date the action is taken as evidenced to the debt trustee as provided in the indenture.

    To determine whether the holders of the requisite principal amount of debt securities have taken action as described above when the debt securities are original issue discount securities, the principal amount of the debt securities will be deemed to be the portion of the principal amount that would be due and payable at the time the action is taken upon a declaration of acceleration of maturity.

MODIFICATION OF THE INDENTURES

    The indentures provide that Hispanic Broadcasting and the applicable debt trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to Hispanic Broadcasting's covenants, adding additional events of default, establishing the form or terms of any series of debt securities or curing ambiguities or inconsistencies in the indenture or making other provisions.

    With specific exceptions, the applicable indenture or the rights of the holders of the debt securities may be modified by Hispanic Broadcasting and the applicable debt trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification then outstanding, but no modification may be made without the consent of the holder of each outstanding debt security affected which would:

    - change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security;

    - reduce the principal amount of or the interest or any premium on any debt security;

    - change the method of computing the amount of principal of or interest on any date;

    - change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;

    - impair the right to sue for the enforcement of any payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date);

    - reduce the percentage in principal amount of the outstanding debt securities of any series where the consent of the holders is required for any modification, or the consent of the holders is required for any waiver of compliance with provisions of the applicable indenture or specific defaults and their consequences provided for in the indenture; or

    - modify any of the provisions of specific sections of the applicable indenture, including the provisions summarized in this section, except to increase any percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

SATISFACTION AND DISCHARGE OF THE INDENTURES; DEFEASANCE

    The indentures will generally cease to be of any further effect with respect to a series of debt securities if Hispanic Broadcasting delivers all debt securities of that series (with certain limited exceptions) for cancellation to the applicable debt trustee or all debt securities of that series not previously delivered for cancellation to the applicable debt trustee have become due and payable or will become due and payable or called for redemption within one year, and Hispanic Broadcasting has deposited with the applicable debt trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the debt securities, no default with respect to the debt securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under the applicable indenture or any other agreement or instrument to which Hispanic Broadcasting is a party.

    Hispanic Broadcasting has a "legal defeasance option" under which it may terminate, with respect to the debt securities of a particular series, all of its obligations under the debt securities and the applicable indenture. In addition, Hispanic Broadcasting has a "covenant defeasance option" under which it may terminate, with respect to the debt securities of a particular series, Hispanic Broadcasting's obligations with respect to the debt securities under specified covenants contained in the applicable indenture. If Hispanic Broadcasting exercises its legal defeasance option with respect to a series of debt securities, payment of the debt securities may not be accelerated because of an event of default. If Hispanic Broadcasting exercises its covenant defeasance option with respect to a series of debt securities, payment of the debt securities may not be accelerated because of an event of default related to the specified covenants.

    Hispanic Broadcasting may exercise its legal defeasance option or its covenant defeasance option with respect to the debt securities of a series only if:

    - Hispanic Broadcasting deposits in trust with the applicable debt trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the debt securities to maturity or redemption;

    - Hispanic Broadcasting delivers to the applicable debt trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption;

    - 91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "--Events of Default, Waiver and Notice Of Default; Debt Securities in Foreign Currencies" above with respect to Hispanic Broadcasting occurs that is continuing at the end of the period,

    - no default has occurred and is continuing on the date of the deposit;

    - the deposit does not constitute a default under any other agreement binding on Hispanic Broadcasting;

    - Hispanic Broadcasting delivers to the applicable debt trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940;

    - Hispanic Broadcasting has delivered to the applicable debt trustee an opinion of counsel addressing specific federal income tax matters relating to the defeasance; and

    - Hispanic Broadcasting delivers to the applicable debt trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the debt securities of that series have been complied with.

    The applicable debt trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the debt securities of the defeased series.

CONCERNING THE DEBT TRUSTEES

    Hispanic Broadcasting will identify the debt trustee for the senior debt securities and the debt trustee for the subordinated debt securities in the relevant prospectus supplement. In specific instances, Hispanic Broadcasting or the holders of a majority of the then outstanding principal amount of the debt securities issued under an indenture may remove the debt trustee and appoint a successor debt trustee. The debt trustee may become the owner or pledgee of any of the debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the debt trustee. The debt trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the debt trustee may also serve as trustee under other indentures relating to debt securities issued by Hispanic Broadcasting or its affiliated companies and may engage in commercial transactions with Hispanic Broadcasting and its affiliated companies. The initial debt trustee under each indenture is The Bank of New York.

SENIOR DEBT SECURITIES

    In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of Hispanic Broadcasting's senior debt securities summarizes the general terms and provisions of its senior debt securities to which any prospectus supplement may relate. Hispanic Broadcasting will describe the specific terms of the senior debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of its senior debt securities in the prospectus supplement relating to that series.

RANKING OF SENIOR DEBT SECURITIES

    Unless we specify otherwise in a prospectus supplement for a particular series of debt securities, all series of senior debt securities will be Hispanic Broadcasting's senior indebtedness and will be direct, unsecured obligations of Hispanic Broadcasting ranking equally with all of Hispanic Broadcasting's other unsecured and unsubordinated indebtedness. Because Hispanic Broadcasting is a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, of Hispanic Broadcasting's subsidiaries. See "Holding Company Structure."

SUBORDINATED DEBT SECURITIES

    In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of Hispanic Broadcasting's subordinated debt securities summarizes the general terms and provisions of its subordinated debt securities to which any prospectus supplement may relate. We will describe the specific terms of Hispanic Broadcasting's subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of subordinated debt securities in the prospectus supplement relating to that series.

RANKING OF SUBORDINATED DEBT SECURITIES

    The subordinated debt securities will be subordinated in right of payment to Hispanic Broadcasting's other indebtedness to the extent set forth in the applicable prospectus supplement.

    The payment of the principal of, premium, if any, and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Hispanic Broadcasting's senior indebtedness and equally with its trade creditors. Hispanic Broadcasting may not make payment of principal of, premium, if any, or interest on the subordinated debt securities and may not acquire or make payment on account of any sinking fund for, the subordinated debt securities unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the subordinated indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment of principal, premium, if any, or interest on the subordinated debt securities and no acquisition of, or payment on account of a sinking fund for, the subordinated debt securities may be made. Hispanic Broadcasting will give prompt written notice to the subordinated trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. The subordinated indenture provisions described in this paragraph, however, do not prevent Hispanic Broadcasting from making a sinking fund payment with subordinated debt securities acquired prior to the maturity of senior indebtedness or, in the case of default, prior to the default and notice thereof. Upon any distribution of assets in connection with Hispanic Broadcasting's dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of Hispanic Broadcasting's insolvency, holders of the subordinated debt securities may recover ratably less than Hispanic Broadcasting's senior creditors.

    For purposes of the description of the subordinated debt securities, the term "senior indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the subordinated indenture or thereafter incurred or created:

    - Hispanic Broadcasting's indebtedness for money borrowed by it, including purchase money obligations with an original maturity in excess of one year) or evidenced by securities, other than the subordinated debt securities or junior subordinated debt securities, notes, bankers' acceptances or other corporate debt securities or similar instruments issued by Hispanic Broadcasting;

    - obligations with respect to letters of credit;

    - Hispanic Broadcasting's indebtedness constituting a guarantee of indebtedness of others of the type referred to in the preceding two bullet points; or

    - renewals, extensions or refundings of any of the indebtedness referred to in the preceding three bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the subordinated debt securities.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

    The following description of Hispanic Broadcasting's junior subordinated debt securities summarizes the general terms and provisions of its junior subordinated debt securities to which any prospectus supplement may relate. Hispanic Broadcasting will describe the specific terms of the junior subordinated debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of its junior subordinated debt securities in the prospectus supplement relating to that series.

    Hispanic Broadcasting may issue its junior subordinated debt securities from time to time, in one or more series under a junior subordinated indenture, between Hispanic Broadcasting and The Bank of New York, as junior subordinated trustee, or another junior subordinated trustee named in a prospectus supplement. The form of junior subordinated indenture is filed as an exhibit to the registration statement. The following summary of certain provisions of the junior subordinated indenture is not complete and is subject to the detailed provisions of the junior subordinated indenture. You should look at the junior subordinated indenture that is filed as an exhibit to this registration statement for provisions that may be important to you. Wherever we refer to specific provisions of the junior subordinated indenture or terms defined in the junior subordinated indenture, such provisions and terms are incorporated by reference as a part of the statements made in this prospectus and such statements are qualified in their entirety by such references, including the definitions in the junior subordinated indenture of certain terms.

GENERAL

    The junior subordinated debt securities will be unsecured, junior subordinated obligations of Hispanic Broadcasting. The junior subordinated indenture does not limit the amount of additional indebtedness Hispanic Broadcasting or any of its subsidiaries may incur. Since Hispanic Broadcasting is a holding company, Hispanic Broadcasting's rights and the rights of its creditors, including the holders of junior subordinated debt securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Hispanic Broadcasting may itself be a creditor with recognized claims against the subsidiary.

    The junior subordinated indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debt securities may be issued thereunder from time to time in one or more series. The junior subordinated debt securities are issuable in one or more series pursuant to a board resolution or an indenture supplemental to the junior subordinated indenture. Hispanic Broadcasting will issue junior subordinated debt securities from time to time and offer its junior subordinated debt securities on terms determined by market conditions at the time of sale.

    In the event junior subordinated debt securities are issued to an HBC Trust or a trustee of an HBC Trust in connection with the issuance of preferred securities by that HBC Trust, the junior subordinated debt securities subsequently may be distributed pro rata to the holders of the preferred securities in connection with the dissolution of the HBC Trust upon the occurrence of the events described in the applicable prospectus supplement. Only one series of junior subordinated debt securities will be issued to an HBC Trust or a trustee of an HBC Trust in connection with the issuance of preferred securities by that HBC Trust.

    You should refer to the applicable prospectus supplement for the following terms of the junior subordinated debt securities offered hereby:

    - the designation, aggregate principal amount and authorized denominations of the junior subordinated debt securities;

    - any limit on the aggregate principal amount of the junior subordinated debt securities;

    - the date or dates on which the junior subordinated debt securities will mature;

    - the annual interest rate or rates of the junior subordinated debt securities, or the method of determining the rate or rates;

    - the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for such interest payment dates;

    - the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

    - the currency, currencies or currency units for which the junior subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal, any premium and any interest may be payable;

    - if the currency, currencies or currency units for which the junior subordinated debt securities may be purchased or in which the principal, any premium and any interest may be payable is at Hispanic Broadcasting's election or the purchaser's election, the manner in which the election may be made;

    - if the amount of payments on the junior subordinated debt securities is determined by an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which the amounts may be determined;

    - the extent to which any of the junior subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

    - the terms and conditions upon which the junior subordinated debt securities may be convertible into or exchanged for common stock, preferred stock, or indebtedness or other securities of any kind;

    - information with respect to book-entry procedures, if any;

    - a discussion of the federal income tax, accounting and other special considerations, procedures and limitations with respect to the junior subordinated debt securities; and

    - any other specific terms of the junior subordinated debt securities not inconsistent with the junior subordinated indenture.

    If Hispanic Broadcasting sells any of the junior subordinated debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of junior subordinated debt securities will be payable in one or more foreign currencies or foreign currency units, we will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to the issue of junior subordinated debt securities and the currencies or currency units in the applicable prospectus supplement.

    Unless we specify otherwise in a prospectus supplement, the principal of, premium on, and interest on the junior subordinated debt securities will be payable, and the junior subordinated debt securities will be transferable, at the corporate trust office of the junior subordinated indenture trustee in New York, New York. However, Hispanic Broadcasting may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of Hispanic Broadcasting or its agents.

    Unless we specify otherwise in a prospectus supplement, Hispanic Broadcasting will issue the junior subordinated debt securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any junior subordinated debt securities, but Hispanic Broadcasting may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless we specify otherwise in the prospectus supplement, Hispanic Broadcasting will pay interest on outstanding junior subordinated debt securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

GLOBAL SECURITIES

    Hispanic Broadcasting may issue junior subordinated debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the prospectus supplement relating to that series. Hispanic Broadcasting may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual junior subordinated debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee.

    We will describe the specific terms of the depositary arrangement relating to a series of junior subordinated debt securities in the prospectus supplement relating to that series. We anticipate that the following provisions will generally apply to depositary arrangements.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

    The junior subordinated indenture prohibits Hispanic Broadcasting's consolidation with or merger into any other corporation or the transfer of its properties and assets to any person, unless:

    - the successor corporation is organized and existing under the laws of the United States, any State thereof or the District of Columbia, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on, all the outstanding junior subordinated debt securities and the performance of every covenant in the junior subordinated indenture to be performed or observed on Hispanic Broadcasting's part;

    - immediately after giving effect to the transaction, no event of default has happened and is continuing; and

    - Hispanic Broadcasting has delivered to the junior subordinated indenture trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and that supplemental indenture comply with the foregoing provisions relating to the transaction.

    In case of any consolidation, merger, conveyance or transfer, the successor corporation will succeed to and be substituted for Hispanic Broadcasting as obligor on the junior subordinated debt securities, with the same effect as if it had been named as Hispanic Broadcasting in the junior subordinated indenture. The junior subordinated indenture and the junior subordinated debt securities do not contain any covenants or other provisions designed to protect holders of junior subordinated debt securities in the event of a highly leveraged transaction involving Hispanic Broadcasting or any of its subsidiaries.

EVENTS OF DEFAULT; WAIVER AND NOTICE OF DEFAULT; JUNIOR SUBORDINATED DEBT
  SECURITIES IN FOREIGN CURRENCIES

    An event of default when used in an junior subordinated indenture will mean any of the following as to any series of junior subordinated debt securities:

    - default for 90 days in payment of any interest on the junior subordinated debt securities;

    - default in payment of principal or any premium at maturity;

    - default in payment of any sinking or purchase fund or similar obligation;

    - default by Hispanic Broadcasting in the performance of any other covenant or warranty contained in the junior subordinated indenture for the benefit of that series which has not been remedied for a period of 90 days after notice is given; or

    - events of Hispanic Broadcasting's bankruptcy, insolvency and reorganization.

    A default under Hispanic Broadcasting's other indebtedness will not be a default under the junior subordinated indenture and a default under one series of junior subordinated debt securities will not necessarily be a default under another series.

    The junior subordinated indenture provides that if an event of default described in the first four bullet points above, if the event of default under the fourth bullet point is with respect to less than all series of junior subordinated debt securities then outstanding, has occurred and is continuing with respect to any series, either the junior subordinated indenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debt securities of such series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding junior subordinated debt securities of such series and the accrued interest to be due and payable immediately. The junior subordinated indenture further provides that if an event of default described in the fourth or fifth bullet points above, if the event of default under the fourth bullet point is with respect to all series of junior subordinated debt securities then outstanding, has occurred and is continuing, either the junior subordinated debt trustee or the holders of at least 25% in aggregate principal amount of all junior subordinated debt securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all junior subordinated debt securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for defaults in the payment of principal of, premium on, or interest on, the junior subordinated debt securities and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the junior subordinated debt securities of that series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any HBC Trust as required by its declaration of trust in the event that the junior subordinated debt securities are held as assets of such HBC Trust prior to a security exchange.

    When used with respect to the junior subordinated debt securities which are held as trust assets of an HBC Trust pursuant to the declaration of trust of the HBC Trust, the term "security exchange" means the distribution of the junior subordinated debt securities held by the HBC Trust in exchange for the preferred securities and the common securities of the HBC Trust in dissolution of the HBC Trust pursuant to the declaration of trust of the HBC Trust.

    Under the junior subordinated indenture the junior subordinated indenture trustee must give notice to the holders of each series of junior subordinated debt securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The junior subordinated debt trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the junior subordinated debt securities, except in the case of default in the payment of principal of, premium on, or interest on, any of the junior subordinated debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

    No holder of any junior subordinated debt securities of any series may institute any action under either indenture unless:

    - the holder has given the junior subordinated indenture trustee written notice of a continuing event of default with respect to that series;

    - the holders of not less than 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding have requested the junior subordinated indenture trustee to institute proceedings in respect of the event of default;

    - the holder or holders have offered the junior subordinated indenture trustee reasonable indemnity as the trustee may require;

    - the junior subordinated indenture trustee has failed to institute an action for 60 days after the notice, request and indemnity have been made as described above; and

    - no inconsistent direction has been given to the junior subordinated indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of junior subordinated debt securities of the series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any HBC Trust as required by its declaration of trust in the event that junior subordinated debt securities are held as assets of the HBC Trust prior to a security exchange.

    The holders of a majority in aggregate principal amount of the junior subordinated debt securities of any series affected and then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any HBC Trust as required by its declaration of trust in the event that the junior subordinated debt securities are held as assets of the HBC Trust prior to a security exchange, will have the right, subject to limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee or exercising any trust or power conferred on the junior subordinated indenture trustee with respect to the series of junior subordinated debt securities. The junior subordinated indenture provides that if an event of default occurs and is continuing, the junior subordinated indenture trustee will be required to use the degree of care of a prudent person in the conduct of the person's own affairs in exercising its rights and powers under the indenture. The junior subordinated indenture further provides that the junior subordinated indenture trustee will not be required to expend or risk its own funds in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

    Hispanic Broadcasting must furnish to the junior subordinated indenture trustees within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the junior subordinated indenture and the terms of the junior subordinated debt securities has been made, and, to the best of the knowledge of the signatories based on the review, Hispanic Broadcasting has complied with all conditions and covenants of the indenture through the year or, if Hispanic Broadcasting is in default, specifying the default.

    If any junior subordinated debt securities are denominated in a currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of junior subordinated debt securities have taken any action as described in this prospectus, the principal amount of the junior subordinated debt securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which the junior subordinated debt securities are denominated as of the date the taking of the action by the holders of the requisite principal amount is evidenced to the junior subordinated indenture trustee as provided in the junior subordinated indenture.

    If any junior subordinated debt securities are original issue discount securities, then for the purposes of determining whether the holders of the requisite principal amount of junior subordinated debt securities have taken any action described in this prospectus, the principal amount of the junior subordinated debt securities will be deemed to be the portion of the principal amount that would be due and payable at the time of the taking of the action upon a declaration of acceleration of maturity thereof.

MODIFICATION OF THE JUNIOR SUBORDINATED INDENTURE

    The junior subordinated indenture provides that Hispanic Broadcasting and the junior subordinated indenture trustee may, without the consent of any holders of junior subordinated debt securities, enter into supplemental indentures for the purposes, among other things, of adding to Hispanic Broadcasting's covenants, adding additional events of default, establishing the form or terms of any series of junior subordinated debt securities or curing ambiguities or inconsistencies in the indenture or making other provisions.

    With specific exceptions, the junior subordinated indenture or the rights of the holders of the junior subordinated debt securities may be modified by Hispanic Broadcasting and the junior subordinated indenture trustee with the consent of the holders of a majority in aggregate principal amount of the junior subordinated debt securities of each series affected by the modification then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any HBC Trust as required by its declaration of trust in the event that the junior subordinated debt securities are held as assets of the HBC Trust prior to a security exchange, but no modification may be made without the consent of the holder of each outstanding junior subordinated debt security affected, subject to the consent of the holders of the preferred securities and the common securities of any HBC Trust as required by its declaration of trust in the event that the junior subordinated debt securities are held as assets of the HBC Trust prior to a security exchange, which would:

    - change the maturity of any payment of principal of, or any premium on, or any installment of interest on any junior subordinated debt security;

    - reduce the principal amount of or the interest or any premium on any junior subordinated debt security;

    - change the method of computing the amount of principal of or interest on any date;

    - change any place of payment where, or the currency in which, any junior subordinated debt security or any premium or interest is payable;

    - impair the right to sue for the enforcement of any payment on or after the maturity thereof or, in the case of redemption or repayment, on or after the redemption date or the repayment date;

    - reduce the percentage in principal amount of the outstanding junior subordinated debt securities of any series where the consent of the holders is required for any modification, or the consent of the holders is required for any waiver of compliance with the provisions of the junior subordinated indenture or specific defaults and their consequences provided for in the indenture; or

    - modify any of the provisions of specific sections of the junior subordinated indenture, including the provisions summarized in this section, except to increase any such percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

SATISFACTION AND DISCHARGE OF THE JUNIOR SUBORDINATED INDENTURE; DEFEASANCE

    The junior subordinated indenture will generally cease to be of any further effect with respect to a series of junior subordinated debt securities if Hispanic Broadcasting delivers all junior subordinated debt securities of that series, with limited exceptions, for cancellation to the junior subordinated indenture trustee or all junior subordinated debt securities of that series not previously delivered for cancellation to the junior subordinated indenture trustee have become due and payable or will become due and payable or called for redemption within one year, and Hispanic Broadcasting has deposited with the junior subordinated indenture trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the junior subordinated debt securities, no default with respect to the junior subordinated debt securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under the junior subordinated indenture or any other agreement or instrument to which Hispanic Broadcasting is a party.

    Hispanic Broadcasting has a "legal defeasance option" under which it may terminate, with respect to the junior subordinated debt securities of a particular series, all of its obligations under the junior subordinated debt securities and the junior subordinated indenture. In addition, Hispanic Broadcasting has a "covenant defeasance option" under which it may terminate, with respect to the junior subordinated debt securities of a particular series, its obligations with respect to the junior subordinated debt securities under specified covenants contained in the junior subordinated indenture. If Hispanic Broadcasting exercises its legal defeasance option with respect to a series of junior subordinated debt securities, payment of the junior subordinated debt securities may not be accelerated because of an event of default. If Hispanic Broadcasting exercises its covenant defeasance option with respect to a series of junior subordinated debt securities, payment of the junior subordinated debt securities may not be accelerated because of an event of default related to the specified covenants.

    Hispanic Broadcasting may exercise its legal defeasance option or its covenant defeasance option with respect to the junior subordinated debt securities of a series only if:

    - Hispanic Broadcasting deposits in trust with the junior subordinated indenture trustee cash or debt obligations of the United States of America or its agencies or instrumentalities (as defined in the junior subordinated indenture) for the payment of principal, premium and interest with respect to the junior subordinated debt securities to maturity or redemption;

    - Hispanic Broadcasting delivers to the junior subordinated indenture trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the junior subordinated debt securities of that series to maturity or redemption;

    - 91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "--Events of Default, Waiver and Notice of Default; Junior Subordinated Debt Securities in Foreign Currencies" above with respect to Hispanic Broadcasting occurs that is continuing at the end of the period;

    - no default has occurred and is continuing on the date of the deposit;

    - the deposit does not constitute a default under any other agreement binding on Hispanic Broadcasting;

    - Hispanic Broadcasting delivers to the junior subordinated indenture trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940;

    - Hispanic Broadcasting has delivered to the junior subordinated indenture trustee an opinion of counsel addressing specific federal income tax matters relating to the defeasance; and

    - Hispanic Broadcasting delivers to the junior subordinated indenture trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the junior subordinated debt securities of that series have been complied with.

    The junior subordinated indenture trustee will hold in trust cash or U.S. Government Obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, and interest with respect to the junior subordinated debt securities of the defeased series.

CONCERNING THE JUNIOR SUBORDINATED INDENTURE TRUSTEE

    We will identify the junior subordinated indenture trustee for the junior subordinated debt securities in the relevant prospectus supplement. In specific instances, Hispanic Broadcasting or the holders of a majority of the then outstanding principal amount of the junior subordinated debt securities issued under an indenture may remove the junior subordinated indenture trustee and appoint a successor junior subordinated indenture trustee. The junior subordinated indenture trustee may become the owner or pledgee of any of the junior subordinated debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the junior subordinated indenture trustee. The junior subordinated indenture trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the junior subordinated indenture trustee may also serve as trustee under other indentures relating to debt securities or junior subordinated debt securities issued by Hispanic Broadcasting or its affiliated companies and may engage in commercial transactions with Hispanic Broadcasting and its affiliated companies. The initial junior subordinated indenture trustee under the junior subordinated indenture is The Bank of New York.

CERTAIN COVENANTS OF HISPANIC BROADCASTING APPLICABLE TO THE JUNIOR SUBORDINATED
  DEBT SECURITIES

    If junior subordinated debt securities are issued to an HBC Trust in connection with the issuance of preferred securities by the HBC Trust, Hispanic Broadcasting covenants in the junior subordinated indenture that, so long as the preferred securities of the HBC Trust remain outstanding, Hispanic Broadcasting will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any common stock or preferred stock or make any guarantee payments with respect thereto if at the time

    - Hispanic Broadcasting is in default with respect to its guarantee payments or other payment obligations under the related guarantee;

    - there shall have occurred any event of default with respect to the junior subordinated debt securities; or

    - in the event that junior subordinated debt securities are issued to the applicable HBC Trust in connection with the issuance of preferred securities by that HBC Trust, Hispanic Broadcasting has given notice of its election to defer payments of interest on the junior subordinated debt securities by extending the interest payment period as provided in the terms of the junior subordinated debt securities and period, or any extension thereof, is continuing.

    However, the foregoing restrictions shall not apply to

    - dividends, redemptions, purchases, acquisitions, distributions or payments made by Hispanic Broadcasting by way of issuance of shares of its capital stock;

    - any declaration of a dividend under a stockholder rights plan or in connection with the implementation of a stockholder rights plan, the issuance of Hispanic Broadcasting's capital stock under a stockholder rights plan or the redemption or repurchase of any such right distributed pursuant to a stockholder rights plan;

    - payments of accrued dividends by Hispanic Broadcasting upon the redemption, exchange or conversion of any preferred stock as may be outstanding from time to time in accordance with the terms of the preferred stock;

    - cash payments made by Hispanic Broadcasting in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock as may be outstanding from time to time in accordance with the terms of the preferred stock;

    - payments under the guarantees; or

    - purchases of common stock related to the issuance of common stock or rights under any of Hispanic Broadcasting's benefit plans for its directors, officers or employees, or related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan.

    In addition, if junior subordinated debt securities are issued to an HBC Trust in connection with the issuance of preferred securities by the HBC Trust, for so long as the preferred securities of the HBC Trust remain outstanding, Hispanic Broadcasting has agreed

    - to remain the sole direct or indirect owner of all the outstanding common securities issued by the HBC Trust and not to cause or permit the common securities to be transferred except to the extent permitted by the declaration of the HBC Trust; provided that any of Hispanic Broadcasting's permitted successors under the junior subordinated indenture may succeed to its ownership of the common securities;

    - to comply fully with all its obligations and agreements under the declaration; and

    - not to take any action which would cause the HBC Trust to cease to be treated as a grantor trust for federal income tax purposes, except in connection with a distribution of junior subordinated debt securities.

SUBORDINATION

    The junior subordinated debt securities will be subordinated and junior in right of payment to Hispanic Broadcasting's other indebtedness to the extent set forth in the applicable prospectus supplement.

    The payment of the principal of, premium, if any, and interest on the junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Hispanic Broadcasting's senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the junior subordinated debt securities and no acquisition of, or payment on account of any sinking fund for, the junior subordinated debt securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the junior subordinated indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the junior subordinated debt securities and no acquisition of, or payment on account of a sinking fund for, the junior subordinated debt securities may be made. Hispanic Broadcasting will give prompt written notice to the junior subordinated indenture trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. The junior subordinated indenture provisions described in this paragraph, however, do not prevent Hispanic Broadcasting from making a sinking fund payment with junior subordinated debt securities acquired prior to the maturity of senior indebtedness or, in the case of default, prior to the default and notice thereof. Upon any distribution of Hispanic Broadcasting's assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the junior subordinated debt securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of Hispanic Broadcasting's insolvency, holders of the junior subordinated debt securities may recover ratably less than Hispanic Broadcasting's senior creditors.

    For purposes of the description of the junior subordinated debt securities, the term senior indebtedness means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the junior subordinated indenture or incurred or created

    - after the execution of Hispanic Broadcasting's indebtedness for money borrowed by it, including purchase money obligations with an original maturity in excess of one year, or evidenced by securities, notes, bankers' acceptances or other corporate debt securities or similar instruments issued by Hispanic Broadcasting other than the junior subordinated debt securities;

    - obligations with respect to letters of credit;

    - Hispanic Broadcasting's indebtedness constituting a guarantee of indebtedness of others of the type referred to in the preceding two bullet points; or

    - renewals, extensions or refundings of any of the indebtedness referred to in the preceding three bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the governing instrument provides that the indebtedness or renewal, extension or refunding thereof is not superior in right of payment to the junior subordinated debt securities.

                         DESCRIPTION OF PREFERRED STOCK

    Upon obtaining the consent of the holders of Class B common stock as described in "Description of Common Stock--Class B Common Stock," the Hispanic Broadcasting board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series. The board can designate the rights, preferences, privileges, and qualifications of the preferred stock at the time of the issuance, without any further vote or action by the stockholders. A future issuance of preferred stock could have one or all of the following effects:

    - decrease the amount of earnings and assets available for distribution to holders of Class A and Class B common stock;

    - adversely affect the rights and powers, including voting rights, of holders of Class A and Class B common stock; and

    - delay, defer or prevent a change in control of the company.

    There are currently no shares of preferred stock issued or outstanding. The particular terms of any series of preferred stock will be described in a prospectus supplement.

                          DESCRIPTION OF COMMON STOCK

    The board of directors has the authority to issue up to 100,000,000 shares of Class A common stock, $.001 par value per share, and 50,000,000 shares of Class B common stock, $.001 par value per share.

    Class A and Class B common stock have identical rights except for voting rights and certain rights of the Class B common stockholders to convert their shares into Class A common stock. In the event that the board of directors declares dividends out of legally available funds, holders of Class A and Class B common stock are entitled to ratably receive the dividends, subject to the payment of any preferential dividends with respect to any preferred stock outstanding at the time. In the event of Hispanic Broadcasting's liquidation, dissolution or winding up, holders of Class A and Class B common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the company, subject to the payment of any preferential distributions with respect to any preferred stock outstanding at the time.

    Holders of Class A and Class B common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe to additional, unissued or treasury shares.

CLASS A COMMON STOCK

    Holders of the Class A common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders.

CLASS B COMMON STOCK

    Holders of the Class B common stock have voting rights limited to certain specified decisions and actions. Specifically, the holders of a majority of the Class B common stock voting as a single class must grant approval or consent before Hispanic Broadcasting can take any of the following actions:

    - sell, lease or otherwise transfer all or substantially all of our assets;

    - effect any merger or consolidation where the stockholders immediately before the proposed merger or consolidation would not own at least 50% of the capital stock of the surviving entity after the proposed merger or consolidation;

    - effect any reclassification, recapitalization, dissolution, liquidation or winding up;

    - authorize, issue or obligate Hispanic Broadcasting to issue any shares of preferred stock;

    - make or permit any amendment to the certificate of incorporation that adversely affects the rights of the holders of our Class B common stock;

    - declare or pay any non-cash dividends on or make any other non-cash distribution on any class of common stock; or

    - make or permit any amendment or modification to the certificate of incorporation concerning any of our capital stock.

    With respect to each of these matters, each share of Class B common stock is entitled to one vote. These class voting rights will end once Clear Channel and its affiliates own less than 20% of the aggregate of all of our outstanding Class A and Class B common stock.

    Only Clear Channel and its affiliates may own shares of Class B common stock. The outstanding Class B common stock will convert into Class A common stock automatically upon sale, gift or other transfer to a person or entity other than Clear Channel or an affiliate of Clear Channel. Each holder of Class B common stock has the option to convert its Class B common stock into Class A common stock upon receipt of all required regulatory consents. In addition, Clear Channel has the option to convert any of its shares of Class A common stock that it may own from time to time into shares of Class B common stock.

REGISTRATION RIGHTS AGREEMENTS; STOCKHOLDERS AGREEMENT; VOTING AGREEMENT

    Hispanic Broadcasting completed a merger with Tichenor Media System, Inc. on February 14, 1997. At the time of this merger, Hispanic Broadcasting entered into a registration rights agreement with Clear Channel and with certain former Tichenor stockholders. As a result of these agreements, Hispanic Broadcasting may be required to file registration statements with the SEC to register for resale shares of Class A common stock received by each of these parties.

    At the time of our merger with Tichenor Media System, Inc., Hispanic Broadcasting also entered into a stockholders agreement with Clear Channel and certain former Tichenor stockholders in order to impose certain restrictions on the transferability of their shares, to grant certain rights of first refusal and to address the rights of the parties in the event of future sales of our common stock.

CERTAIN ANTI-TAKEOVER EFFECTS OF CHARTER AND DELAWARE LAW

    The voting rights of the Class B stockholders and certain provisions of the Delaware General Corporation Law may each have the effect of impeding tender offers, proxy fights, open market purchases or other events which could effect a change in control of Hispanic Broadcasting.

    Hispanic Broadcasting's certificate of incorporation grants holders of Class B common stock the right to vote separately as a class on certain matters, including a merger or sale of all or substantially all of Hispanic Broadcasting's assets. In addition, holders of Class B common stock have the option to convert their shares into Class A common stock upon receipt of required regulatory approvals. Thus, Clear Channel and its affiliates, as the sole owners of Class B common stock, can exert a significant influence over any potential change in control of Hispanic Broadcasting.

    The Delaware General Corporation Law restricts a wide range of transactions between a corporation and any of its interested stockholders. Under Delaware law, an interested stockholder generally means any stockholder who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. For a period of three years from the time a stockholder becomes an interested stockholder, such stockholder cannot:

    - enter into a merger or consolidation with the corporation;

    - acquire more than 10% of the corporation's assets;

    - engage in certain transactions which would increase the proportionate share of stock owned by such stockholder; or

    - disproportionately benefit from any loans, advances or other financial benefits from the corporation.

    However, these restrictions do not apply to an interested stockholder who owned at least 85% of the corporation's voting stock at the time it initially became an interested stockholder. Furthermore, the restrictions do not apply if:

    - before the person became an interested stockholder, the board of directors approved either the transaction proposed by the interested stockholder or the transaction which resulted in the person becoming an interested stockholder; or

    - the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

FOREIGN OWNERSHIP

    The Federal Communications Act and certain rules established by the FCC impose certain restrictions on foreign ownership of and voting control over our capital stock. Accordingly, our certificate of incorporation prohibits aliens, foreign governments, or non-U.S. corporations from directly or indirectly owning or acquiring voting control of more than 25% of our outstanding capital stock. It also prohibits any transfer of our capital stock which would result in a violation of this prohibition and authorizes our board of directors to adopt such provisions as it deems necessary to enforce these prohibitions.

                            DESCRIPTION OF WARRANTS

    Hispanic Broadcasting may issue warrants for the purchase of debt securities or junior subordinated debt securities, or shares of preferred stock or Class A common stock. Warrants may be issued independently or together with any debt securities, junior subordinated debt securities, or shares of preferred stock or Class A common stock offered by any prospectus supplement and may be attached to or separate from the debt securities, junior subordinated debt securities, or shares of preferred stock or Class A common stock. The warrants are to be issued under warrant agreements to be entered into between Hispanic Broadcasting and The Bank of New York, as warrant agent, or the other bank or trust company as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Hispanic Broadcasting in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following description summarizes certain general provisions of the form of warrant agreement to which any prospectus supplement may relate. We will describe the specific terms of any warrants and the extent, if any, to which the general provisions summarized below may apply to any warrants in the prospectus supplement relating to those warrants.

GENERAL

    If warrants are offered, we will describe in a prospectus supplement the terms of the warrants, including the following:

    - the offering price;

    - the currency, currencies or currency units for which warrants may be purchased;

    - the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities or junior subordinated debt securities purchasable upon exercise of the debt warrants and the price at which the debt securities or junior subordinated debt securities may be purchased;

    - the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which the shares of preferred stock may be purchased;

    - the designation, number of shares and terms of the Class A common stock purchasable upon exercise of the common stock warrants and the price at which the shares of Class A common stock may be purchased;

    - if applicable, the designation and terms of the debt securities, junior subordinated debt securities, preferred stock or Class A common stock with which the warrants are issued and the number of warrants issued with each debt security, junior subordinated debt security or share of preferred stock or Class A common stock;

    - if applicable, the date on and after which the warrants and the related debt securities, junior subordinated debt securities, preferred stock or Class A common stock will be separately transferable;

    - the date on which the right to exercise the warrants will commence and the date on which the right will expire;

    - whether the warrants will be issued in registered or bearer form;

    - a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

    - any other terms of the warrants.

    Warrants may be exchanged for new warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon exercise of the warrants, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities or junior subordinated debt securities purchasable upon the exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock or Class A common stock purchasable upon the exercise or to exercise any applicable right to vote. If Hispanic Broadcasting maintains the ability to reduce the exercise price of any stock warrant and the right is triggered, it will comply with the federal securities laws, including Rule 13e-4 under the Exchange Act of 1934, to the extent applicable.

EXERCISE OF WARRANTS

    Each warrant will entitle the holder to purchase a principal amount of debt securities or junior subordinated debt securities or a number of shares of preferred stock or Class A common stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant will expire, or any later date to which Hispanic Broadcasting may extend the expiration date, unexercised warrants will become void.

    Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities, junior subordinated debt securities or shares of preferred stock or Class A common stock purchasable upon exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Hispanic Broadcasting will, as soon as practicable, issue and deliver the debt securities, junior subordinated debt securities or shares of preferred stock or Class A common stock purchasable upon exercise. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

ADDITIONAL PROVISIONS

    The exercise price payable and the number of shares of common or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in specific events, including the issuance of a stock dividend to holders of common or preferred stock, respectively, or a combination, subdivision or reclassification of common or preferred stock, respectively. In lieu of adjusting the number of shares of common or preferred stock purchasable upon exercise of each stock warrant, Hispanic Broadcasting may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. Hispanic Broadcasting may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Hispanic Broadcasting will pay the cash value of any fractional shares otherwise issuable in case of any consolidation, merger, or sale or conveyance of the property of Hispanic Broadcasting as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of Class A common stock or preferred stock into which the stock warrants were exercisable immediately prior thereto.

NO RIGHTS AS STOCKHOLDERS

    Holders of stock warrants will not be entitled, by virtue of being the holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of Hispanic Broadcasting's directors or any other matter, or to exercise any rights whatsoever as its stockholders.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

    Hispanic Broadcasting may issue stock purchase contracts. Stock purchase contracts are contracts obligating holders to purchase from Hispanic Broadcasting, and Hispanic Broadcasting to sell to the holders, a specified number of shares of Class A common stock or preferred stock at a future date or dates. The price per share of Class A common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The formulas may include anti-dilution provisions to adjust the number of shares issuable under the stock purchase contracts upon events that would otherwise dilute the interests of the holders. The stock purchase contracts may be issued separately or as a part of stock purchase units each representing ownership of a stock purchase contract and debt securities, debt obligations of the United States of America or its agencies or instrumentalities, or preferred securities securing the holders' obligations to purchase the Class A common stock or the preferred stock under the stock purchase contracts.

    When stock purchase units include debt obligations of the United States of America or its agencies or instrumentalities, the principal of the debt obligations, when paid at maturity, will automatically be applied to satisfy the holder's obligation to purchase Class A common stock or preferred stock under the stock purchase contracts unless the holder of the units settles its obligations under the stock purchase contracts early through the delivery of consideration to Hispanic Broadcasting or its agent in the manner discussed below.

    When stock purchase units include debt securities or preferred securities, the debt securities or preferred securities will automatically be presented to the applicable HBC Trust for redemption at 100% of face or liquidation value and the HBC Trust will present junior subordinated debt securities in an equal principal amount to Hispanic Broadcasting for redemption at 100% of principal amount unless there is an early settlement or the holder elects to pay the consideration specified in the stock purchase contracts. Amounts received in respect of the redemption will automatically be transferred to Hispanic Broadcasting and applied to satisfy in full the holder's obligation to purchase Class A common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require Hispanic Broadcasting to make periodic payments to the holders of the stock purchase units or vice versa, and the payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

    Holders of stock purchase units may be entitled to settle the underlying stock purchase contracts prior to the stated settlement date by surrendering the certificate evidencing the stock purchase units, accompanied by the payment due, in any form and calculated pursuant to any formula as may be prescribed in the stock purchase contracts and described in the applicable prospectus supplement. Upon early settlement, the holder would receive the number of shares of Class A common stock or preferred stock deliverable under the stock purchase contracts, subject to adjustment in specific cases. Holders of stock purchase units may be entitled to exchange their stock purchase units together with appropriate collateral, for separate stock purchase contracts and preferred securities, debt securities, junior subordinated debt securities or debt obligations of the United States of America or its agencies or instrumentalities. In the event of either an early settlement or exchange, the preferred securities, debt securities, junior subordinated debt securities or debt obligations that were pledged as security for the obligation of the holder to perform under the stock purchase contracts would be transferred to the holder free and clear of Hispanic Broadcasting's security interest.

    The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units including differences, if any, from the term described above.

                      DESCRIPTION OF PREFERRED SECURITIES

    Each HBC Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement relating thereto. The declaration of trust under which each HBC Trust is formed will be replaced by an amended and rested declaration of trust, which will authorize the regular trustees of the HBC Trust to issue on behalf of the HBC Trust one series of preferred securities. Each amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act. The preferred securities will have terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions as will be set forth in the amended and restated related declaration of trust or made part of the declaration by the Trust Indenture Act. Reference is made to the prospectus supplement relating to the preferred securities of an HBC Trust for specific terms, including

    - the specific designation of the preferred securities;

    - the number of preferred securities issued by the HBC Trust;

    - the annual distribution rate, or method of calculation of the rate, for preferred securities issued by the HBC Trust, the date or dates upon which the distributions will be payable and the record date or dates for the payment of the distributions;

    - whether distributions on preferred securities issued by the HBC Trust will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by the HBC Trust will be cumulative;

    - the amount or amounts which will be paid out of the assets of the HBC Trust to the holders of preferred securities of the HBC Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the HBC Trust;

    - the obligation or right, if any, of the HBC Trust to purchase or redeem preferred securities issued by the HBC Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by the HBC Trust will or may be purchased or redeemed, in whole or in part, pursuant to an obligation or right;

    - the voting rights, if any, of preferred securities issued by the HBC Trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more HBC Trusts, or of both, as a condition to specified actions or amendments to the declaration of the HBC Trust;

    - the terms and conditions upon which the preferred securities may be convertible into or exchanged for Class A common stock, preferred stock, debt securities, junior subordinated debt securities, or indebtedness or other securities of any kind of Hispanic Broadcasting; and

    - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the HBC Trust consistent with the declaration of the HBC Trust or with applicable law.

    All preferred securities offered hereby will be guaranteed by Hispanic Broadcasting as and to the extent set forth below under "Description of the Guarantees" below.

    In connection with the issuance of preferred securities, each HBC Trust will issue one series of common securities. The amended and restated declaration of each HBC Trust will authorize the regular trustees of such HBC Trust to issue on behalf of the HBC Trust one series of common securities having terms including distributions, redemption, voting, liquidation rights or restrictions as set forth in the amended and restated declaration of trust. The terms of the common securities issued by an HBC Trust will be substantially identical to the terms of the preferred securities issued by the HBC Trust. The common securities will rank equally with the preferred securities and payments on the common securities will be made on a pro rata basis with the preferred securities. However, if an event of default under the amended and restated declaration of trust occurs and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the preferred securities. Generally, the common securities issued by an HBC Trust will also carry the right to vote and to appoint, remove or replace any of the trustees of the HBC Trust. All the common securities of an HBC Trust will be directly or indirectly owned by Hispanic Broadcasting.

    As long as payments of interest and other payments are made when due on the junior subordinated debt securities, the payments will be sufficient to cover distributions and other payments due on the preferred securities primarily because the aggregate principal amount of junior subordinated debt securities held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the preferred securities; and the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities.

    If an event of default with respect to the amended and restated declaration of any HBC Trust occurs and is continuing, then the holders of preferred securities of the HBC Trust would rely on the enforcement by the property trustee of its rights as a holder of the junior subordinated debt securities deposited in the HBC Trust against Hispanic Broadcasting. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of power conferred upon the property trustee under the amended and restated declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities. If the property trustee fails to enforce its rights under the junior subordinated debt securities deposited in the HBC Trust, any holder of the preferred securities may, to the extent permitted by applicable law, after a period of 60 days has elapsed from the holder's written request, institute a legal proceeding against Hispanic Broadcasting to enforce the property trustee's rights under the junior subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity. If an event of default with respect to the amended and restated declaration of any HBC Trust occurs and is continuing and the event is attributable to the failure of Hispanic Broadcasting to pay interest or principal on the junior subordinated debt securities on the date the interest or principal is otherwise payable, or in the case of redemption, on the redemption date, then a holder of preferred securities of the HBC Trust may also directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by the holder on or after the respective due date specified in the junior subordinated debt securities without first directing the property trustee to enforce the terms of the junior subordinated debt securities or instituting a legal proceeding against Hispanic Broadcasting to enforce the property trustee's rights under the junior subordinated debt securities. In connection with such a direct action, the rights of Hispanic Broadcasting will be substituted for the rights of such holder of such preferred securities under such declaration of trust to the extent of any payment made by Hispanic Broadcasting to the holder of such preferred securities in such a direct action. The holders of preferred securities of an HBC Trust will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities unless the property trustee first fails to do so.

    Federal income tax considerations applicable to an investment in preferred securities will be described in the prospectus supplement relating thereto.

    The property trustee and its affiliates may provide customary commercial banking services to Hispanic Broadcasting and its subsidiaries and participate in various financing agreements of Hispanic Broadcasting in the ordinary course of their business. Initially, the property trustee is The Bank of New York.

                           DESCRIPTION OF GUARANTEES

    Set forth below is a summary of information concerning the guarantees that will be executed and delivered from time to time by Hispanic Broadcasting for the benefit of the holders of preferred securities of an HBC Trust. Each preferred security guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as guarantee trustee with respect to the guarantee, for the benefit of holders of the preferred securities of the applicable HBC Trust. The terms of each guarantee will be set forth in the guarantee or made part of the guarantee by the Trust Indenture Act.

GENERAL

    Pursuant to each guarantee, Hispanic Broadcasting will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the preferred securities issued by the applicable HBC Trust, the guarantee payments, to the extent not paid by the HBC Trust, regardless of any defense, right of set-off or counterclaim that the HBC Trust may have or assert. The following distributions and other payments with respect to preferred securities issued by an HBC Trust to the extent not made or paid by the HBC Trust, will be subject to the guarantee without duplication:

    - any accrued and unpaid distributions on the preferred securities, but only if and to the extent that in each case Hispanic Broadcasting has made a payment to the property trustee of interest on the junior subordinated debt securities;

    - the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption by the HBC Trust, but only if and to the extent that in each case Hispanic Broadcasting has made a payment to the property trustee of interest or principal on the junior subordinated debt securities deposited in the HBC Trust as trust assets; and

    - upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the HBC Trust, other than in connection with the distribution of related junior subordinated debt securities to the holders of the preferred securities or the redemption of all the preferred securities upon the maturity or redemption of the junior subordinated debt securities, the lesser of

       - the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the HBC Trust has funds available to make the payment, and

       - the amount of assets of the HBC Trust remaining available for distribution to holders of the preferred securities upon liquidation of the HBC Trust.

    Hispanic Broadcasting's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Hispanic Broadcasting to the holders of the applicable preferred securities or by causing the applicable HBC Trust to pay the amounts to the holders.

    The guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred securities, but the guarantee covers distributions and other payments on the preferred securities only if and to the extent that Hispanic Broadcasting has made a payment to the property trustee of interest or principal on the junior subordinated debt securities deposited in the applicable HBC Trust as trust assets. If Hispanic Broadcasting does not make interest or principal payments on the junior subordinated debt securities deposited in the applicable HBC Trust as trust assets, the property trustee will not make distributions on the preferred securities of the HBC Trust and the HBC Trust will not have the necessary funds available to make these payments.

    Hispanic Broadcasting's obligations under the declaration for each HBC Trust, the guarantee issued with respect to preferred securities issued by the HBC Trust, the junior subordinated debt securities purchased by the HBC Trust and the junior subordinated indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by Hispanic Broadcasting of payments due on the preferred securities issued by the HBC Trust.

CERTAIN COVENANTS OF HISPANIC BROADCASTING

    In each guarantee, Hispanic Broadcasting will covenant that, so long as any preferred securities issued by the applicable HBC Trust remain outstanding, Hispanic Broadcasting will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any common stock or preferred stock or make any guarantee payment with respect to these amounts, if at the time

    - Hispanic Broadcasting will be in default with respect to its guarantee payments or other payment obligations under the guarantee;

    - any event of default under the related amended and restated declaration of trust has occurred; or

    - in the event that junior subordinated debt securities are issued to the applicable HBC Trust in connection with the issuance of preferred securities by the HBC Trust, Hispanic Broadcasting has given notice of its election to defer payments of interest on the junior subordinated debt securities by extending the interest payment period as provided in the terms of the junior subordinated debt securities and the period, or any extension thereof, is continuing.

    However, the foregoing restrictions will not apply to

    - dividends, redemptions, purchases, acquisitions, distributions or payments made by Hispanic Broadcasting by way of issuance of shares of its capital stock;

    - any declaration of a dividend under a stockholder rights plan or in connection with the implementation of a stockholder rights plan, the issuance of capital stock of Hispanic Broadcasting under a stockholder rights plan or the redemption or repurchase of any right distributed pursuant to a stockholder rights plan;

    - payments of accrued dividends by Hispanic Broadcasting upon the redemption, exchange or conversion of any preferred stock as may be outstanding from time to time in accordance with the terms of the preferred stock;

    - cash payments made by Hispanic Broadcasting in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock as may be outstanding from time to time in accordance with the terms of the preferred stock;

    - payments under the guarantees; or

    - purchases of common stock related to the issuance of common stock or rights under any of Hispanic Broadcasting's benefit plans for its directors, officers or employees, or related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan.

    In addition, so long as any preferred securities of an HBC Trust remain outstanding, Hispanic Broadcasting has agreed to remain the sole direct or indirect owner of all the outstanding common securities issued by the HBC Trust and not to cause or permit the common securities to be transferred except to the extent permitted by the declaration of the HBC Trust, provided that any permitted successor of Hispanic Broadcasting under the junior subordinated indenture may succeed to Hispanic Broadcasting's ownership of the common securities, and to use reasonable efforts to cause the HBC

Trust to continue to be treated as a grantor trust for federal income tax purposes, except in connection with a distribution of junior subordinated debt securities.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of the applicable preferred securities, in which case no consent will be required, each guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding preferred securities issued by the applicable HBC Trust. The manner of obtaining any such approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee will bind the successors, assignees, receivers, trustees and representatives of Hispanic Broadcasting and will inure to the benefit of the holders of the preferred securities of the applicable HBC Trust then outstanding. Except in connection with a consolidation, merger, conveyance, or transfer of assets involving Hispanic Broadcasting that is permitted under the junior subordinated indenture, Hispanic Broadcasting may not assign its obligations under any guarantee.

TERMINATION OF THE GUARANTEES

    Each guarantee will terminate and be of no further force and effect as to the preferred securities issued by the applicable HBC Trust upon full payment of the redemption price of all preferred securities of the HBC Trust, or upon distribution of the junior subordinated debt securities to the holders of the preferred securities of the HBC Trust in exchange for all the preferred securities issued by the HBC Trust, or upon full payment of the amounts payable upon liquidation of the HBC Trust. Nevertheless, each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable HBC Trust must restore payment of any sums paid under the preferred securities or the guarantee.

STATUS OF THE GUARANTEES

    Hispanic Broadcasting's obligations to make the guarantee payments to the extent set forth in the applicable guarantee will constitute an unsecured obligation of Hispanic Broadcasting and will rank subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of Hispanic Broadcasting and any guarantees, endorsements or other contingent obligations of Hispanic Broadcasting, except those made on an equal basis or subordinate by their terms, and senior to all capital stock now or hereafter issued by Hispanic Broadcasting and to any guarantee now or hereafter entered into by Hispanic Broadcasting in respect of any of its capital stock. Hispanic Broadcasting's obligations under each guarantee will rank equally with each other guarantee. Because Hispanic Broadcasting is a holding company, Hispanic Broadcasting's obligations under each guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of Hispanic Broadcasting's subsidiaries, except to the extent that Hispanic Broadcasting is a creditor of the subsidiaries recognized as such. Each amended and restated declaration of trust will provide that each holder of preferred securities issued by the applicable HBC Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related guarantee.

    The guaranteed party may institute a legal proceeding directly against Hispanic Broadcasting to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be deposited with the guarantee trustee, to be held for the benefit of the holders of the preferred securities issued by the applicable HBC Trust. The guarantee trustee will enforce the guarantee on behalf of the holders of the preferred securities. The holders of not less than a majority in aggregate liquidation amount of the preferred securities issued by the applicable HBC Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related guarantee, including the giving of directions to the guarantee trustee.

If the guarantee trustee fails to enforce a guarantee as above provided, any holder of preferred securities issued by the applicable HBC Trust may institute a legal proceeding directly against Hispanic Broadcasting to enforce its rights under the guarantee, without first instituting a legal proceeding against the applicable HBC Trust, or any other person or entity. However, if Hispanic Broadcasting has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against Hispanic Broadcasting for enforcement of the holder's right to receive payment under the guarantee. Hispanic Broadcasting waives any right or remedy to require that any action be brought first against an HBC Trust or any other person or entity before proceeding directly against Hispanic Broadcasting.

MISCELLANEOUS

    Hispanic Broadcasting will be required to provide annually to the guarantee trustee a statement as to the performance by Hispanic Broadcasting of its obligations under each guarantee and as to any default in the performance. Hispanic Broadcasting is required to file annually with the guarantee trustee an officer's certificate as to Hispanic Broadcasting's compliance with all conditions to be complied with by it under each guarantee.

    The guarantee trustee, prior to the occurrence of a default, undertakes to perform only those duties as are specifically set forth in the applicable guarantee and, after default with respect to a guarantee, will exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to that provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

                                 ERISA MATTERS

    Hispanic Broadcasting and its affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code with respect to many employee benefit plans that are subject to ERISA. The purchase of any securities offered by this prospectus by a plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, including individual retirement arrangements and other plans described in
Section 4975(e)(1), and with respect to which Hispanic Broadcasting or any affiliate of Hispanic Broadcasting is a service provider, a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the securities offered by this prospectus are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any securities offered by this prospectus should consult with its counsel.

                              PLAN OF DISTRIBUTION

    Hispanic Broadcasting or the HBC Trusts may sell the securities offered by this prospectus

    - through underwriters or dealers;

    - through agents;

    - directly to purchasers; or

    - through a combination of any such methods of sale.

    Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to the securities offered by this prospectus will set forth:

    - their offering terms, including the name or names of any underwriters, dealers or agents;

    - the purchase price of the securities offered by this prospectus;

    - the proceeds to Hispanic Broadcasting or the HBC Trusts from such sale;

    - any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

    - any initial public offering price, any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

    - any securities exchanges on which the securities offered by this prospectus may be listed.

    If underwriters or dealers are used in the sale, the securities offered by this prospectus will be acquired by the underwriters or dealers for their own account and may be resold from time to time

    - in one or more transactions;

    - at a fixed price or prices, which may be changed;

    - at market prices prevailing at the time of sale;

    - at prices related to the prevailing market prices at the time of the sale; or

    - at negotiated prices.

    The securities offered by this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered by this prospectus will be subject to specific conditions precedent and the underwriters or dealers will be obligated to purchase all the securities offered by this prospectus if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

    The securities offered by this prospectus may be sold directly by Hispanic Broadcasting or the HBC Trusts or through agents designated by Hispanic Broadcasting or the HBC Trusts. Any agent involved in the offer or sale of the securities offered by this prospectus in respect of which this prospectus is delivered will be named, and any commissions payable by Hispanic Broadcasting or the HBC Trusts to the agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the prospectus supplement, Hispanic Broadcasting or the HBC Trusts will authorize underwriters, dealers or agents to solicit offers by specific institutions to purchase securities offered by this prospectus from Hispanic Broadcasting or the HBC Trusts at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of the contracts. The underwriters and other persons soliciting the contracts will have no responsibility for the validity or performance of any the contracts.

    Underwriters, dealers and agents may be entitled under agreements entered into with Hispanic Broadcasting or the HBC Trusts to indemnification by Hispanic Broadcasting or the HBC Trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution by Hispanic

Broadcasting or the HBC Trusts to payments they may be required to make in respect thereof. The terms and conditions of the indemnification obligations will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Hispanic Broadcasting or the HBC Trusts in the ordinary course of business.

    Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by Hispanic Broadcasting or the HBC Trusts for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

    Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the Class A common stock in connection an offering of Class A common stock, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the debt securities or junior subordinated debt securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the debt securities or junior subordinated debt securities to be higher than it would otherwise be in the absence of those transactions. These transactions, if commenced, may be discontinued at any time.

                                 LEGAL OPINIONS

    The validity of the securities will be passed upon for Hispanic Broadcasting by its special counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., San Antonio, Texas. However, certain matters of Delaware Law relating to the validity of the preferred securities will be passed upon for Hispanic Broadcasting and the HBC Trusts by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to Hispanic Broadcasting and the HBC Trusts. The validity of the securities will be passed upon for the underwriters, dealers or agents, if any, by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Hispanic Broadcasting Corporation and subsidiaries as of and for the years ended December 31, 1998 and 1997 incorporated by reference herein and elsewhere in the registration statement have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Hispanic Broadcasting Corporation for the three months ended December 31, 1996 and the year ended September 30, 1996 appearing in Hispanic Broadcasting Corporation's Annual Report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of Multicultural Radio Broadcasting, Inc. for the year ended December 31, 1997 included in the Current Report on Form 8-K/A of Hispanic Broadcasting Corporation filed July 31, 1998 and incorporated by reference herein have been incorporated by reference herein in reliance upon the report of Wiss & Company, LLP, independent auditors, and upon the authority of said firm as experts in accounting auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HISPANIC BROADCASTING OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
Where You Can Find More Information...      2
About this Prospectus.................      3
Hispanic Broadcasting Corporation.....      4
The HBC Trusts........................      4
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................      5
Use of Proceeds.......................      5
Holding Company Structure.............      6
General Description of Securities and
  Risk Factors........................      6
Description of Debt Securities Other
  Than Junior Subordinated Debt
  Securities..........................      6
Description of Junior Subordinated
  Debt Securities.....................     17
Description of Preferred Stock........     28
Description of Common Stock...........     29
Description of Warrants...............     31
Description of Stock Purchase
  Contracts and Stock Purchase
  Units...............................     34
Description of Preferred Securities...     35
Description of Guarantees.............     37
Erisa Matters.........................     41
Plan of Distribution..................     42
Legal Opinions........................     44
Experts...............................     44

                                 $1,500,000,000

                                     [LOGO]

                             HISPANIC BROADCASTING
                                  CORPORATION

                              HBC CAPITAL TRUST I
                              HBC CAPITAL TRUST II

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                     , 1999
-------------------------------------------
-------------------------------------------

                     SUBJECT TO COMPLETION OCTOBER 18, 1999

PROSPECTUS
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 525,000 SHARES
                       HISPANIC BROADCASTING CORPORATION
                   (FORMERLY HEFTEL BROADCASTING CORPORATION)
                              CLASS A COMMON STOCK

                               ------------------

    Our Class A common stock trades on the Nasdaq National Market under the symbol "HBCCA." On October 15, 1999, the last reported sale price of the Class A common stock on the Nasdaq National Market was $82.3125 per share.

    These shares of Class A common stock are being sold by the stockholders listed under the heading "Selling Stockholders." We will not receive any of the proceeds from the sales of the shares by the selling stockholders.

--------------------------------------------------------------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR CLASS A COMMON STOCK.
--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Concurrently with the filing of this prospectus, we are filing a prospectus under Rule 415 of the Securities Act of 1933, offering up to $1.5 billion aggregate principal amount of its Class A common stock, preferred stock, debt securities, junior subordinated debt securities, warrants, stock purchase contracts, stock purchase units, preferred securities of HBC Capital Trust I and HBC Capital Trust II, and guarantees by Hispanic Broadcasting of such preferred securities. Sales by the selling stockholders under this prospectus are not contingent upon the completion of any sales of securities by Hispanic Broadcasting or the HBC Trusts.

                THE DATE OF THIS PROSPECTUS IS            , 1999

                      WHERE YOU CAN FIND MORE INFORMATION

    Hispanic Broadcasting files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information Hispanic Broadcasting files with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 20549), New York, New York (7 World Trade Center, Suite 1300 10048) and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Hispanic Broadcasting's filings are also available to the public on the internet, through a database maintained by the SEC at HTTP://WWW.SEC.GOV. In addition, you can inspect and copy reports, proxy statements and other information concerning Hispanic Broadcasting at the offices of the Nasdaq National Market, Report Section, 1735 K Street, N.W., Washington, D.C. 20006, on which Hispanic Broadcasting's Class A common stock (symbol:
"HBCCA") is listed. Please note that Hispanic Broadcasting recently changed its name from Heftel Broadcasting Corporation to Hispanic Broadcasting Corporation and that certain of Hispanic Broadcasting's reports, statements, or other information incorporated by reference into this prospectus were filed under the old name.

    We filed a registration statement on Form S-3 to register with the SEC the shares offered by this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our stock.

    The SEC allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later.

    We incorporate by reference the documents listed below:

    1.  Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    2.  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    3.  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

    4.  Current Report on Form 8-K filed on October 15, 1999.

    5.  Current Report on Form 8-K filed on October 7, 1999.

    6.  Current Report on Form 8-K filed on May 28, 1999.

    7.  Current Report on Form 8-K filed on May 13, 1999.

    8.  Current Report on Form 8-K filed on April 20, 1999.

    9. Current Report on Form 8-K filed on June 4, 1998, as amended by Form 8-K/A filed on July 31, 1998.

    We also incorporate by reference all future filings we make with the SEC between the date of this prospectus and the date upon which we sell all the securities we offer with this prospectus.

    You may obtain copies of these documents at no cost by requesting them from us in writing at the following address: Corporate Secretary, Hispanic Broadcasting Corporation, 3102 Oak Lawn Ave., Suite 215, Dallas, Texas 75219 (telephone(214) 525-7700).

                       HISPANIC BROADCASTING CORPORATION

    We are one of the largest Spanish language radio broadcasting companies in the United States and currently own or program radio stations in many of the largest Hispanic markets in the United States, including Los Angeles, New York, Miami, Chicago, San Francisco/San Jose, Dallas/Fort Worth, Houston, San Antonio, McAllen/Brownsville/Harlingen, and El Paso. We recently changed our name from Heftel Broadcasting Corporation to Hispanic Broadcasting Corporation.

    Our strategy is to own and program top performing radio stations, principally in the largest Spanish language radio markets in the United States. We intend to acquire or develop additional Spanish language stations in leading Hispanic markets.

    We frequently evaluate strategic opportunities both within and outside our existing line of business which closely relate to serving the Hispanic market, including opportunities outside of the United States. We expect to pursue additional acquisitions from time to time and may decide to dispose of certain businesses. Such acquisitions or dispositions could be material.

    Our principal executive offices are located at 3102 Oak Lawn Ave., Suite 215, Dallas, Texas 75219 (telephone: (214) 525-7700).

                                USE OF PROCEEDS

    Hispanic Broadcasting will not receive any proceeds from the sale of the Class A common stock by the selling stockholders.

                                  RISK FACTORS

    You should carefully consider the following risk factors in evaluating an investment in our Class A common stock.

CONCENTRATION OF CASH FLOW FROM LOS ANGELES STATIONS

    A significant decline in the revenue of our Los Angeles stations could have a material adverse effect on our financial performance. Broadcast cash flow generated by our Los Angeles stations accounts for a large percentage of our broadcast cash flow. Increased competition for advertising dollars with other radio stations and communications media in the Los Angeles metropolitan area, both generally and relative to the broadcasting industry, increased competition from a new format competitor and other competitive and economic factors could cause a decline in revenue from our Los Angeles stations.

OUR RELATIONSHIP WITH CLEAR CHANNEL

    OWNERSHIP OF CLASS B COMMON STOCK. Clear Channel Communications, Inc. currently does not own shares of Class A common stock and therefore is not be entitled to vote in the election of our directors. However, Clear Channel does own all of the outstanding shares of our Class B common stock, which has a class vote on certain matters, including

    - the sale of all or substantially all of our assets;

    - any merger or consolidation where our stockholders immediately prior to the transaction would not own at least 50% of the capital stock of the surviving entity;

    - our reclassification, capitalization, dissolution or liquidation;

    - our issuance of any shares of preferred stock;

    - the amendment of our certificate of incorporation in a manner that adversely affects the rights of the holders of the Class B common stock;

    - the declaration or payment of any non-cash dividends on any class of our common stock; or

    - any amendment to our certificate of incorporation concerning our capital stock.

    Shares of Class B common stock are convertible into shares of Class A common stock, subject to any necessary regulatory approvals. These provisions could have the effect of delaying or preventing a change in control of us, which could deprive our stockholders of the opportunity to receive a premium for their shares. These provisions could also have the effect of making us less attractive to a potential acquirer and could result in holders of Class A common stock receiving less consideration upon a sale of their shares than might otherwise be available in the event of a takeover attempt.

    SALES BY CLEAR CHANNEL. Clear Channel owns a significant percentage of our common stock. Any sales of our stock by Clear Channel could have a material adverse effect on our stock price.

    POTENTIAL CONFLICTS OF INTEREST. The nature of the respective businesses of us and Clear Channel gives rise to potential conflicts of interest between us. We are each engaged in the radio broadcasting business in numerous markets, and as a result, in overlapping markets we compete with each other for advertising revenues. Clear Channel's television and outdoor advertising operations also compete with us for advertising dollars in overlapping markets. In addition, conflicts could arise with respect to transactions involving the purchase or sale of radio broadcasting companies, particularly Spanish language radio broadcasting companies, the issuance of additional shares of common stock, or the payment of dividends by us. For instance, Clear Channel currently owns a 40% equity interest in Grupo Acir Communicaciones, S.A. de C.V., one of the largest radio broadcasters in Mexico.

    Clear Channel has advised us that it does not currently intend to engage in the domestic Spanish language radio broadcasting business, other than through its ownership of our shares. However, circumstances could arise that would cause Clear Channel to engage in the Spanish language broadcasting business. For example, opportunities could arise which would require greater financial resources than those available to us or which are located in areas in which we do not intend to operate. Thus, although Clear Channel has stated to us that it has no current intention to do so, it may in the future engage in the domestic Spanish language broadcasting business. In addition, Clear Channel may from time to time acquire domestic Spanish language radio broadcasting companies individually or as part of a larger group and may thereafter engage in the Spanish language radio broadcasting business. Such activities could directly or indirectly compete with our business and could adversely affect us.

CONTROL BY THE TICHENOR FAMILY

    As of June 30, 1999, McHenry Tichenor, Jr., Hispanic Broadcasting's Chief Executive Officer, and certain members of his family have voting control over approximately 19.1% of the shares of our Class A common stock. These shares are subject to a voting agreement. This enables the Tichenor family to exert significant influence in electing our board of directors and over other management decisions.

EXTENSIVE GOVERNMENT REGULATION OF BROADCASTING MAY LIMIT OUR OPERATIONS

    BROADCASTING. The federal government extensively regulates the domestic broadcasting industry, and any changes in the current regulatory scheme could significantly affect us. All issuances, renewals, assignments and transfers of control of broadcasting station operating licenses require the approval of the Federal Communications Commission. In addition, the federal communications laws limit the number of broadcasting properties we may own in a particular area. While the Telecommunications Act of 1996 relaxed the FCC's multiple ownership limits and created significant new opportunities for broadcasting companies, it also created uncertainty about how the FCC would implement these laws.

For example, the FCC is considering changes to its "one-to-a-market" rule and other policies and rules that could affect the application of the local radio ownership limits. Under the "one-to-a-market" rule, a party may not have interests in radio stations and a television station in the same market unless the FCC grants a waiver.

    The FCC has also been more aggressive in independently examining issues of market concentration when considering radio station acquisitions. The FCC has delayed its approval of several pending radio station purchases by various parties because of market concentration concerns. Moreover, in recent months the FCC has followed an informal policy of giving specific public notice of its intention to conduct additional ownership concentration analysis and soliciting public comment on the issue of concentration and its effect on competition and diversity with respect to certain applications for consent to radio station acquisitions.

    Our broadcasting business will depend upon maintaining broadcasting licenses issued by the FCC. The FCC issues these licenses for a maximum term of eight years. Although the FCC rarely denies a renewal application, the FCC may not approve our future renewal applications or may impose conditions on such renewals that could adversely affect our operations. Moreover, governmental regulations and policies may change over time, and these changes may have a material impact upon us.

    ANTITRUST. Additional acquisitions by us of radio stations will require antitrust review by the federal antitrust agencies. Following the passage of the Telecommunications Act of 1996, the Justice Department has become more aggressive in reviewing proposed acquisitions of radio stations, particularly in instances where the proposed acquiror already owns one or more radio station properties in a particular market and seeks to acquire another radio station in the same market. The Justice Department has, in some cases, obtained consent decrees requiring radio station divestitures in a particular market based on allegations that acquisitions would lead to unacceptable concentration levels. We can give no assurances that the Justice Department or the Federal Trade Commission will not seek to bar us from acquiring additional radio stations in any market where we already have a significant share of the Hispanic radio audience.

    ENVIRONMENTAL. As the owner or operator of various real properties and facilities, we must comply with various federal, state and local environmental laws and regulations. While in the past we have not incurred significant expenditures to comply with these laws, additional environmental laws passed in the future or a finding of a violation of existing laws could require us to make significant expenditures.

OUR ACQUISITION STRATEGY COULD POSE RISKS

    OPERATIONAL RISKS. We intend to grow through the acquisition of radio stations and other assets that we believe will complement our existing portfolio or help us enter new markets where we do not have a presence. Our acquisition strategy involves numerous risks, including:

    - certain of such acquisitions may prove unprofitable and fail to generate anticipated cash flows;

    - to successfully manage a portfolio of radio broadcasting properties, we may need to recruit additional senior management and expand corporate infrastructure;

    - we may encounter difficulties in the integration of operations and systems;

    - management's attention may be diverted from other business concerns; and

    - we may lose key employees of acquired companies or stations.

    We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to pursue additional acquisitions and may decide to dispose of certain businesses. Such acquisitions or dispositions could be material.

    CAPITAL REQUIREMENTS NECESSARY FOR ADDITIONAL ACQUISITIONS. We face stiff competition from other radio broadcasting companies for acquisition opportunities. If the prices sought by sellers of these companies continue to rise, we may find fewer acceptable acquisition opportunities. In addition, the purchase price of possible acquisitions could be so large as to require additional debt or equity financing. We can give no assurance that we will obtain the needed financing or that we will obtain such financing on attractive terms. Additional indebtedness would increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures. Additional equity financing would result in dilution to our stockholders. We may not have sufficient capital resources to complete acquisitions.

WE MUST SUCCESSFULLY IMPLEMENT OUR STRATEGY TO CONVERT STATIONS TO A SPANISH
  BROADCASTING FORMAT.

    Part of our strategy is to acquire radio stations with an English language format and convert these stations to a Spanish language format. This strategy requires a heavy initial investment of both financial and management resources. We typically incur losses for a period of time after a format change because of the time required to build up ratings and station loyalty. We can give no assurance that this strategy will be successful in any given market, notwithstanding that we may incur substantial costs in implementing this part of our strategy.

WE FACE INTENSE COMPETITION

    Broadcasting is a highly competitive business. We may not be able to maintain or increase our current audience ratings and advertising revenues. Our broadcasting properties compete for audiences and advertising revenues with other radio stations, television stations and outdoor advertising companies, as well as with other media, such as newspapers, magazines, cable television, and direct mail, within their respective markets. Audience ratings and market shares are subject to change, which could have an adverse effect on our revenues in that market. Other variables that could affect our financial performance include:

    - economic conditions, both general and relative to the broadcasting industry;

    - shifts in population and other demographics;

    - the level of competition for advertising dollars;

    - fluctuations in operating costs;

    - technological changes and innovations;

    - changes in labor conditions; and

    - changes in governmental regulations and policies and actions of federal regulatory bodies.

NEW TECHNOLOGIES MAY AFFECT OUR BROADCASTING OPERATIONS

    We are unable to predict the effect new technologies will have on our broadcasting operations, but the capital expenditures necessary to implement such technologies could be substantial. The FCC is considering ways to introduce new technologies to the radio broadcast industry, including satellite and terrestrial delivery of digital audio broadcasting and the standardization of available technologies which significantly enhance the sound quality of AM broadcasts.

OUR SYSTEMS MUST BE YEAR 2000 COMPLIANT

    We are exposed to the risk that the year 2000 issue could cause system failures or miscalculations in our broadcast locations which could cause disruptions of our operations, including, among other things, a temporary inability to produce broadcast signals, process financial transactions or engage in similar normal business activities. As a result, we have determined that we will be required to modify or replace portions of our software and certain hardware so that those systems will properly recognize dates beyond December 31, 1999. We presently believe that with modifications or replacements of existing software and certain hardware, the year 2000 issue can be mitigated. To date, the amounts incurred and expensed for developing and carrying out the plans to complete the year 2000 modifications have not had a material effect on our operations. We substantially completed the year 2000 modifications, including testing, by September 30, 1999. The total remaining cost for addressing the year 2000 issue is not expected to be material to our operations. If such modifications and replacements are not made, or are not completed on time, the year 2000 issue could have a material impact on our operations.

    In addition, the possibility of interruption exists in the event that the information systems of our significant vendors are not year 2000 compliant. The inability of our vendors to complete their year 2000 resolution process in a timely fashion could materially impact us. The effect of non-compliance by such vendors is not determinable. In addition, disruptions in the economy generally resulting from the year 2000 issues could also materially adversely affect us. We could be subject to litigation for computer systems failure, for example, equipment shutdown or failure to properly date business records. The amount of potential liability and lost revenue cannot be reasonably estimated at this time.

                              SELLING STOCKHOLDERS

    The following table lists the names of the selling stockholders, the number of shares of Class A common stock beneficially owned by each selling stockholder on September 30, 1999, and the number of shares, which may be offered for sale by this prospectus. Each selling stockholder provided to us the information regarding its share ownership. Because the selling stockholders may offer all, some or none of their Class A common stock, we can not give a definitive estimate as to the number of shares that will be held by the selling stockholders after the offering and we prepared the following table based on the assumption that the selling stockholders sell all of the shares of Class A common stock covered by this prospectus. At September 30, 1999, there were 37,193,488 shares of Class A common stock outstanding.

                                                   SHARES                        SHARES BENEFICIALLY OWNED
                                                                                    AFTER THE OFFERING
                                                                                 -------------------------
                                             BENEFICIALLY OWNED   SHARES BEING                 PERCENT OF
SELLING STOCKHOLDER                          PRIOR TO OFFERING      OFFERED        NUMBER      OUTSTANDING
-------------------                          ------------------   ------------   -----------   -----------
McHenry T. Tichenor (1)(2).................         116,642           50,000         66,642          *
The David T. Tichenor Trust (1)(3).........         613,568          240,000        373,568        1.0%
William E. Tichenor (1)(4).................         890,723          125,000        765,723        2.1%
Jean T. Tichenor (1)(5)....................       1,528,916           60,000      1,468,916        3.9%
David Lykes (6)............................         253,052           50,000        203,052          *

------------------------

*   Represents less than 1.0%

(1) Shares held subject to a voting agreement pursuant to which the selling stockholder shares voting control with other members of the Tichenor family.

(2) McHenry T. Tichenor is a director of Hispanic Broadcasting and is the father of Mr. Tichenor, Jr.

(3) David T. Tichenor is the beneficiary of the David T. Tichenor Trust. David
    T. Tichenor is the step-brother of Mr. Tichenor, Jr.

(4) William E. Tichenor is the brother of Mr. Tichenor, Jr.

(5) Ms. Tichenor is the sister of Mr. Tichenor, Jr.

(6) Mr. Lykes serves as Executive Vice President and Chief Operating Officer of Hispanic Broadcasting.

                          DESCRIPTION OF CAPITAL STOCK

    The board of directors has the authority to issue up to 100,000,000 shares of Class A common stock, $.001 par value per share, 50,000,000 shares of Class B common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value. As of September 30, 1999, 37,193,488 shares of Class A common stock were outstanding, 14,156,470 shares of Class B common stock were outstanding, and no shares of preferred stock were outstanding.

COMMON STOCK

    Class A and Class B common stock have identical rights except for voting rights and certain rights of the Class B common stockholders to convert their shares into Class A common stock. In the event that our board of directors declares dividends out of legally available funds, holders of Class A and Class B common stock are entitled to ratably receive such dividends, subject to the payment of any preferential dividends with respect to any preferred stock outstanding at such time. In the event of our liquidation, dissolution or winding up, holders of Class A and Class B common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the company, subject to the payment of any preferential distributions with respect to any preferred stock outstanding at such time.

    Holders of Class A and Class B common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe to additional, unissued or treasury shares.

CLASS A COMMON STOCK

    Holders of the Class A common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders.

CLASS B COMMON STOCK

    Holders of the Class B common stock have voting rights limited to certain specified decisions and actions. Specifically, the holders of a majority of the Class B common stock voting as a single class must grant approval or consent before Hispanic Broadcasting can take any of the following actions:

    - sell, lease or otherwise transfer all or substantially all of our assets;

    - effect any merger or consolidation where our stockholders immediately before such merger or consolidation would not own at least 50% of the capital stock of the surviving entity;

    - effect any reclassification, recapitalization, dissolution, liquidation or winding up;

    - authorize, issue or obligate ourself to issue any shares of preferred stock;

    - make or permit any amendment to the certificate of incorporation that adversely affects the rights of the holders of our Class B common stock;

    - declare or pay any non-cash dividends on or make any other non-cash distribution on any class of common stock; or

    - make or permit any amendment or modification to the certificate of incorporation concerning any of our capital stock.

    With respect to each of these matters, each share of Class B common stock is entitled to one vote. These class voting rights will end once Clear Channel and its affiliates own less than 20% of all of our outstanding Class A and Class B common stock.

    Only Clear Channel and its affiliates may own shares of Class B common stock. The outstanding Class B common stock will convert into Class A common stock automatically upon sale, gift or other transfer to a person or entity other than Clear Channel or an affiliate of Clear Channel. Each holder of Class B common stock has the option to convert its Class B common stock into Class A common stock upon receipt of all required regulatory consents. In addition, Clear Channel has the option to convert any of its shares of Class A common stock that it may own from time to time into shares of Class B common stock.

PREFERRED STOCK

    Upon obtaining the consent of the holders of Class B common stock as described in "Description of Common Stock--Class B Common Stock," the Hispanic Broadcasting board of directors has the authority to issue shares of preferred stock in one or more series. At the time of such issuance, the board can designate the rights, preferences, privileges, and qualifications of such preferred stock without any further vote or action by the stockholders. A future issuance of preferred stock could have one or all of the following effects:

    - decrease the amount of earnings and assets available for distribution to holders of Class A and Class B common stock;

    - adversely affect the rights and powers, including voting rights, of holders of Class A and Class B common stock; and

    - delay, defer or prevent a change in control of the company.

REGISTRATION RIGHTS AGREEMENTS; STOCKHOLDERS AGREEMENT; VOTING AGREEMENT

    Hispanic Broadcasting completed a merger with Tichenor Media System, Inc. on February 14, 1997. At the time of this merger, Hispanic Broadcasting entered into a registration rights agreement with Clear Channel and with certain former Tichenor stockholders. As a result of these agreements, Hispanic Broadcasting may be required to file registration statements with the SEC to register for resale shares of Class A common stock received by each of these parties.

    At the time of our merger with Tichenor Media System, Inc., Hispanic Broadcasting also entered into a stockholders agreement with Clear Channel and certain former Tichenor stockholders in order to impose certain restrictions on the transferability of their shares, to grant certain rights of first refusal and to address the rights of the parties in the event of future sales of our common stock.

CERTAIN ANTI-TAKEOVER EFFECTS OF CHARTER AND DELAWARE LAW

    The voting rights of the Class B stockholders and certain provisions of the Delaware General Corporation Law may each have the effect of impeding tender offers, proxy fights, open market purchases or other events which could effect a change in control of Hispanic.

    Our certificate of incorporation grants holders of Class B common stock the right to vote separately as a class on certain matters, including a merger or sale of all or substantially all of our assets. In addition, holders of Class B common stock have the option to convert their shares into Class A common stock upon receipt of required regulatory approvals. Thus, Clear Channel and its affiliates, as the sole owners of Class B common stock, can exert a significant influence on our change in control.

    The Delaware General Corporation Law restricts a wide range of transactions between a corporation and any of its interested stockholders. Under Delaware law, an interested stockholder generally means any stockholder who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. For a period of three years from the time a stockholder becomes an interested stockholder, such stockholder cannot:

    - enter into a merger or consolidation with the corporation,

    - acquire more than 10% of the corporation's assets,

    - engage in certain transactions which would increase the proportionate share of stock owned by such stockholder, or

    - disproportionately benefit from any loans, advances or other financial benefits from the corporation.

    However, these restrictions do not apply to an interested stockholder who owned at least 85% of the corporation's voting stock at the time it initially became an interested stockholder. Furthermore, the restrictions do not apply if:

    - before such person became an interested stockholder, the board of directors approved either the transaction proposed by the interested stockholder or the transaction which resulted in the person becoming an interested stockholder; or

    - the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

FOREIGN OWNERSHIP

    The Federal Communications Act and certain rules established by the FCC impose certain restrictions on foreign ownership of and voting control over our capital stock. Accordingly, our certificate of incorporation prohibits aliens, foreign governments, or non-U.S. corporations from directly or indirectly owning or acquiring voting control of more than 25% of our outstanding capital stock. It also prohibits any transfer of our capital stock which would result in a violation of this prohibition and authorizes our board of directors to adopt such provisions as it deems necessary to enforce these prohibitions.

                              PLAN OF DISTRIBUTION

    This prospectus covers the resale of shares of common stock by the selling stockholders and their pledgees, donees, assignees and other successors in interest. The selling stockholders may sell their shares on the Nasdaq National Market, in the over-the-counter market or through any other facility on which the shares are traded, or in private transactions. These sales may be at market prices or at negotiated prices. The selling stockholders may use the following methods when selling shares:

    - ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

    - block trades in which the broker or dealer attempts to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

    - privately negotiated transactions;

    - any combination of these methods of sale; or

    - any other legal method.

    The selling stockholders may engage in short sales of the common stock and deliver shares to close out their short positions. The selling stockholders may also enter into put or call options or other transactions with broker-dealers or others which require delivery to those persons of shares covered by this prospectus.

    Brokers, dealers or other agents participating in the distribution of the shares of common stock may receive compensation in the form of discounts or commissions from the selling stockholders, as well as the purchaser if they act as agent for the purchaser. The discount or commission in a particular transaction could be more than the customary amount. We know of no existing arrangements between any selling stockholder and any underwriter, broker, dealer or agent relating to the sale or distribution of the shares.

    The selling stockholders and any brokers or dealers that participate in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any discounts, commissions or other compensation received by these persons and any profit on the resale of the shares by them as principals might be deemed to be underwriters' compensation. The selling stockholders may agree to indemnify any broker, dealer or agent that participates in the sale of the shares against various liabilities, including liabilities under the Securities Act.

    At the time a particular offer of shares is made, to the extent required we will file a supplement to this prospectus which identifies the number of shares being offered, the name of the selling stockholder, the name of any participating broker or dealer, the amount of discounts and commissions, and any other material information.

    The selling stockholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and its rules and regulations. For example, the anti-manipulative provisions of Regulation M may limit the ability of the selling stockholders or others to engage in stabilizing and other market making activities.

    The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, rather than pursuant to this prospectus, so long as they meet the criteria and conform to the requirements of the rule.

    We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will pay the registration and other offering expenses related to this offering, but the selling stockholders will pay all underwriting discounts and brokerage commissions incurred in connection with the offering. We have agreed to indemnify the selling stockholders against various liabilities, including liabilities under the Securities Act.

    In order to comply with some states' securities laws, if applicable, the shares will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and is satisfied.

                                 LEGAL OPINIONS

    The validity of the securities will be passed upon for Hispanic Broadcasting by its special counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., San Antonio, Texas.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Hispanic Broadcasting Corporation and subsidiaries as of and for the years ended December 31, 1998 and 1997 incorporated by reference herein and elsewhere in the registration statement have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Hispanic Broadcasting Corporation for the three months ended December 31, 1996 and the year ended September 30, 1996 appearing in Hispanic Broadcasting Corporation's Annual Report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of Multicultural Radio Broadcasting, Inc. for the year ended December 31, 1997 included in the Current Report on Form 8-K/A of Hispanic Broadcasting Corporation filed July 31, 1998 and incorporated by reference herein have been incorporated by reference herein in reliance upon the report of Wiss & Company, LLP, independent auditors, and upon the authority of said firm as experts in accounting auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HISPANIC BROADCASTING OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------

Where You Can Find More Information...      2

Hispanic Broadcasting Corporation.....      3

Use of Proceeds.......................      3

Risk Factors..........................      3

Selling Stockholders..................      8

Description of Capital Stock..........      9

Plan of Distribution..................     12

Legal Opinions........................     13

Experts...............................     13

                                 525,000 SHARES

                                     [LOGO]

                             HISPANIC BROADCASTING
                                  CORPORATION

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                         , 1999
-------------------------------------------
-------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the Securities registered hereby are as follows:

SEC registration fee........................................  $  387,345
Trustee's fees and expenses.................................      50,000
Rating Agency fees..........................................     150,000
Legal fees and expenses.....................................     250,000
Accounting fees and expenses................................     100,000
Printing and engraving expenses.............................     200,000
Miscellaneous...............................................     112,655
                                                              ----------
        Total...............................................  $1,250,000

    The foregoing expenses will be paid by the registrants.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF HISPANIC BROADCASTING.

    Pursuant to provisions of the Delaware General Corporation Law, the Restated Certificate of Incorporation of Hispanic Broadcasting includes a provision which eliminates the personal liability of its directors to the Company and its stockholders for monetary damage to the fullest extent permissible under Delaware law. This provision does not eliminate liability (a) for any breach of a director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) in connection with payment of any illegal dividend or an illegal stock repurchase; or (d) for any transaction from which the director derives an improper personal benefit. Further, this provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's stockholders for any violation of a director's fiduciary duty to the Company or its stockholders.

    The Company's Certificate of Incorporation authorizes the Company to indemnify its officers, directors and other agents to the fullest extent permitted by Delaware law, exclusive of rights provided through bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise. The Company's Restated Certificate of Incorporation also authorizes the Company to indemnify its officers, directors and agents for breach of duty to the corporation and its stockholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise permitted under Delaware law, subject to certain limitations. The Company has entered into indemnification agreements with all of its directors and executive officers whereby the Company will indemnify each such person (an "indemnitee") against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving in his employment capacity. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent the indemnitee has not already received payments in respect of such claim from the Company or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act of 1933.

    The Bylaws of the Company require the Company to provide indemnification for directors and officers to the fullest extent permitted under Delaware law and the Company's Certificate of Incorporation.

    An insurance policy obtained by Hispanic Broadcasting provides for indemnification of officers and directors of Hispanic Broadcasting and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

INDEMNIFICATION OF TRUSTEES OF THE HBC TRUSTS.

    Each Declaration pursuant to which each HBC Trust is organized will provide that no Regular Trustee, or affiliate of any Regular Trustee, or officer, director, stockholder, member, partner, employee, representative or agent of any Regular Trustee or of any such affiliate, or employee or agent of the applicable HBC Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such HBC Trust or any employee or agent of such HBC Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such HBC Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each Declaration also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable HBC Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each Declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

ITEM 16. EXHIBITS

EXHIBITS.

  1.1*   -- Form of Underwriting Agreement (Equity).

  1.2*   -- Form of Underwriting Agreement (Non-Equity).

  3.1 -- Second Amended and Restated Certificate of Incorporation of Hispanic Broadcasting dated February 14, 1997
            (incorporated by reference to Exhibit 3.1 to Hispanic
            Broadcasting's Form 8-K filed March 3, 1997).

  3.2 -- Bylaws of Hispanic Broadcasting (incorporated by reference to Hispanic Broadcasting's Registration
            Statement on Form S-1, as amended (Reg. No. 33-78370)).

  3.3    -- Certificate of Amendment to the Second Amended and
            Restated Certificate of Incorporation of Hispanic
            Broadcasting (incorporated by reference to Hispanic
            Broadcasting's Quarterly Report on Form 10-Q filed
            November 12, 1998).

  3.4    -- Certificate of Amendment to the Second Amended and
            Restated Certificate of Incorporation of Hispanic
            Broadcasting (incorporated by reference to Hispanic
            Broadcasting's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

  4.1*   -- Form of Senior Indenture.

  4.2*   -- Form of Senior Debt Security (included in Form of Senior
            Indenture filed as Exhibit 4.1).

  4.3*   -- Form of Subordinated Indenture.

  4.4*   -- Form of Subordinated Debt Security (included in Form of
            Subordinated Indenture filed as Exhibit 4.3).

  4.5*   -- Form of Junior Subordinated Indenture.

  4.6*   -- Form of Junior Subordinated Debt Security (included in
            Form of Junior Subordinated Indenture filed as Exhibit
            4.5).

  4.7*   -- Form of Preferred Securities Certificate (included in
            Forms of Amended and Restated Declaration of HBC Capital
            Trusts I and II, filed as Exhibits 4.14 and 4.15,
            respectively).

  4.8*   -- Form of Warrant Agreement.

  4.9*   -- Form of Standard Stock Warrant Agreement Provisions.

  4.10*  -- Certificate of Trust of HBC Capital Trust I.

  4.11*  -- Certificate of Trust of HBC Capital Trust II.

  4.12*  -- Declaration of HBC Capital Trust I.

  4.13*  -- Declaration of HBC Capital Trust II.

  4.14*  -- Form of Amended and Restated Declaration of HBC Capital
            Trust I.

  4.15*  -- Form of Amended and Restated Declaration of HBC Capital
            Trust II.

  4.16*  -- Form of Pledge Agreement.

  4.17*  -- Form of Deposit Agreement.

  4.18*  -- Form of Stock Purchase Contract.

  4.19*  -- Form of Guarantee of HBC Capital Trust I.

  4.20*  -- Form of Guarantee of HBC Capital Trust II.

  4.21   -- Credit Agreement dated February 14, 1997, by and among
            Hispanic Broadcasting, certain subsidiaries of Hispanic
            Broadcasting, The Chase Manhattan Bank, as Administrative
            Agent, and certain other lenders signatory thereto
            (incorporated by reference to the exhibits to Hispanic
            Broadcasting's Form 8-K filed on March 3, 1997).

  4.22   -- Specimen certificate for the Class A common stock
            (incorporated by reference to the exhibits to Hispanic
            Broadcasting's Form S-1, as amended (Reg. No. 33-78370)).

  5.1 -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel for Hispanic Broadcasting, regarding the Senior debt securities, the Subordinated debt securities, the preferred stock, the common stock, the Warrants, the stock purchase contracts, and the stock purchase units.

  5.2    -- Opinion of Morris, Nichols, Arsht & Tunnell, special
            Delaware counsel for Hispanic Broadcasting and the HBC
            Trusts, regarding the preferred securities.

 12.1    -- Computation of Ratio of Earnings to Fixed Charges.

 12.2    -- Computation of Ratio of Earnings to Fixed Charges and
            preferred stock Dividends

 23.1    -- Consent of Ernst & Young LLP.

 23.2    -- Consent of KPMG LLP.

 23.3    -- Consent of Wiss & Company

 23.4    -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
            (included in opinion filed as Exhibit 5.1).

 23.5    -- Consent of Morris, Nichols, Arsht & Tunnell (included in opinion filed as Exhibit 5.2).

 24      -- Power of Attorney for Hispanic Broadcasting Corporation
            (included on Signature Page).

 25.1*   -- Statement on Form T-1 of the eligibility of The Bank of
            New York, as trustee under the Senior Indenture.

 25.2*   -- Statement on Form T-1 of the eligibility of The Bank of
            New York, as trustee under the Subordinated Indenture.

 25.3*   -- Statement on Form T-1 of the eligibility of The Bank of
            New York, as trustee under the junior subordinated
            Indenture.

 25.4*   -- Statement on Form T-1 of the eligibility of The Bank of
            New York, as trustee under the Declaration of Trust of
            HBC Capital Trust I.

 25.5*   -- Statement on Form T-1 of the eligibility of The Bank of
            New York, as trustee under the Declaration of Trust of
            HBC Capital Trust II.

 25.6*   -- Statement on Form T-1 of the eligibility of The Bank of
            New York, as trustee under the Trust Guarantee of
            Hispanic Broadcasting for the benefit of the holders of
            preferred securities of the HBC Capital Trust I.

 25.7*   -- Statement on Form T-1 of the eligibility of The Bank of
            New York, as trustee under the Trust Guarantee of
            Hispanic Broadcasting for the benefit of the holders of
            preferred securities of the HBC Capital Trust II.

------------------------

* Incorporated by reference to the exhibits of Hispanic Broadcasting's Registration Statement on Form S-3 (Reg. No. 333-42171) dated December 12, 1997.

ITEM 17. UNDERTAKINGS

    The undersigned registrants hereby undertake:

    - to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement

    - to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    - to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    - to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the

      Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by Hispanic Broadcasting pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

    - that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    - to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    - that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted against the registrants by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsels the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Hispanic Broadcasting certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 15, 1999.

                                                       HISPANIC BROADCASTING CORPORATION

                                                       BY:         /S/ MCHENRY T. TICHENOR, JR.
                                                            -----------------------------------------
                                                                     McHenry T. Tichenor, Jr.
                                                                     CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Hispanic Broadcasting Corporation hereby constitute and appoint McHenry T. Tichenor, Jr. and Jeffrey T. Hinson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

                        NAME                                       TITLE                    DATE
                        ----                                       -----                    ----

            /s/ MCHENRY T. TICHENOR, JR.               Chief Executive Officer and
     -------------------------------------------         Director                     October 15, 1999
              McHenry T. Tichenor, Jr.

                                                       Senior Vice President/Chief
                /s/ JEFFREY T. HINSON                    Financial Officer
     -------------------------------------------         (Principal Financial         October 15, 1999
                  Jeffrey T. Hinson                      Officer)

               /s/ MCHENRY T. TICHENOR                 Director
     -------------------------------------------                                      October 15, 1999
                 McHenry T. Tichenor

                /s/ ROBERT W. HUGHES                   Director
     -------------------------------------------                                      October 15, 1999
                  Robert W. Hughes

                 /s/ JAMES M. RAINES                   Director
     -------------------------------------------                                      October 15, 1999
                   James M. Raines

                  /s/ ERNESTO CRUZ                     Director
     -------------------------------------------                                      October 15, 1999
                    Ernesto Cruz

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each of HBC Capital Trust I and HBC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, Texas on the 15th day of October, 1999.

HBC CAPITAL TRUST I,
a Delaware business trust

By:  HISPANIC BROADCASTING CORPORATION,
     as Depositor

By:              /s/ MCHENRY T. TICHENOR, JR.
            ---------------------------------------
                   McHenry T. Tichenor, Jr.
                    Chief Executive Officer

HBC CAPITAL TRUST II,
a Delaware business trust

By:  HISPANIC BROADCASTING CORPORATION,
     as Depositor

By:              /s/ MCHENRY T. TICHENOR, JR.
            ---------------------------------------
                   McHenry T. Tichenor, Jr.
                    Chief Executive Officer

                                 EXHIBIT INDEX

      EXHIBITS.
---------------------

        1.1*            --Form of Underwriting Agreement (Equity).

        1.2*            --Form of Underwriting Agreement (Non-Equity).

        3.1             --Second Amended and Restated Certificate of Incorporation
                          of Hispanic Broadcasting dated February 14, 1997
                          (incorporated by reference to Exhibit 3.1 to Hispanic
                          Broadcasting's Form 8-K filed March 3, 1997).

        3.2             --Bylaws of Hispanic Broadcasting (incorporated by reference to Hispanic Broadcasting's Registration Statement on
                          Form S-1, as amended (Reg. No. 33-78370)).

        3.3             --Certificate of Amendment to the Second Amended and
                          Restated Certificate of Incorporation of Hispanic
                          Broadcasting (incorporated by reference to Hispanic
                          Broadcasting's Quarterly Report on Form 10-Q filed
                          November 12, 1998).

        3.4             --Certificate of Amendment to the Second Amended and
                          Restated Certificate of Incorporation of Hispanic
                          Broadcasting (incorporated by reference to Hispanic
                          Broadcasting's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

        4.1*            --Form of Senior Indenture.

        4.2*            --Form of Senior Debt Security (included in Form of Senior
                          Indenture filed as Exhibit 4.1).

        4.3*            --Form of Subordinated Indenture.

        4.4*            --Form of Subordinated Debt Security (included in Form of
                          Subordinated Indenture filed as Exhibit 4.3).

        4.5*            --Form of Junior Subordinated Indenture.

        4.6*            --Form of Junior Subordinated Debt Security (included in
                          Form of Junior Subordinated Indenture filed as Exhibit
                          4.5).

        4.7*            --Form of Preferred Securities Certificate (included in
                          Forms of Amended and Restated Declaration of HBC Capital
                          Trusts I and II, filed as Exhibits 4.14 and 4.15,
                          respectively).

        4.8*            --Form of Warrant Agreement.

        4.9*            --Form of Standard Stock Warrant Agreement Provisions.

        4.10*           --Certificate of Trust of HBC Capital Trust I.

        4.11*           --Certificate of Trust of HBC Capital Trust II.

        4.12*           --Declaration of HBC Capital Trust I.

        4.13*           --Declaration of HBC Capital Trust II.

        4.14*           --Form of Amended and Restated Declaration of HBC Capital
                          Trust I.

        4.15*           --Form of Amended and Restated Declaration of HBC Capital
                          Trust II.

        4.16*           --Form of Pledge Agreement.

        4.17*           --Form of Deposit Agreement.

        4.18*           --Form of Stock Purchase Contract.

        4.19*           --Form of Guarantee of HBC Capital Trust I.

        4.20*           --Form of Guarantee of HBC Capital Trust II.

      EXHIBITS.
---------------------
        4.21            --Credit Agreement dated February 14, 1997, by and among
                          Hispanic Broadcasting, certain subsidiaries of Hispanic
                          Broadcasting, The Chase Manhattan Bank, as Administrative
                          Agent, and certain other lenders signatory thereto
                          (incorporated by reference to the exhibits to Hispanic
                          Broadcasting's Form 8-K filed on March 3, 1997).

        4.22            --Specimen certificate for the Class A common stock
                          (incorporated by reference to the exhibits to Hispanic
                          Broadcasting's Form S-1, as amended (Reg. No. 33-78370)).

        5.1             --Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.,
                          special counsel for Hispanic Broadcasting, regarding the
                          Senior debt securities, the Subordinated debt securities,
                          the preferred stock, the common stock, the Warrants, the
                          stock purchase contracts, and the stock purchase units.

        5.2             --Opinion of Morris, Nichols, Arsht & Tunnell, special
                          Delaware counsel for Hispanic Broadcasting and the HBC
                          Trusts, regarding the preferred securities.

       12.1             --Computation of Ratio of Earnings to Fixed Charges.

       12.2             --Computation of Ratio of Earnings to Fixed Charges and
                          preferred stock Dividends

       23.1             --Consent of Ernst & Young LLP.

       23.2             --Consent of KPMG LLP.

       23.3             --Consent of Wiss & Company

       23.4             --Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          (included in opinion filed as Exhibit 5.1).

       23.5             --Consent of Morris, Nichols, Arsht & Tunnell (included in opinion filed as Exhibit 5.2).

       24               --Power of Attorney for Hispanic Broadcasting Corporation
                          (included on Signature Page).

       25.1*            --Statement on Form T-1 of the eligibility of The Bank of
                          New York, as trustee under the Senior Indenture.

       25.2*            --Statement on Form T-1 of the eligibility of The Bank of
                          New York, as trustee under the Subordinated Indenture.

       25.3*            --Statement on Form T-1 of the eligibility of The Bank of
                          New York, as trustee under the junior subordinated
                          Indenture.

       25.4*            Statement on Form T-1 of the eligibility of The Bank of New
                          York, as trustee under the Declaration of Trust of HBC
                          Capital Trust I.

       25.5*            --Statement on Form T-1 of the eligibility of The Bank of
                          New York, as trustee under the Declaration of Trust of HBC
                          Capital Trust II.

       25.6*            --Statement on Form T-1 of the eligibility of The Bank of
                          New York, as trustee under the Trust Guarantee of Hispanic
                          Broadcasting for the benefit of the holders of preferred
                          securities of the HBC Capital Trust I.

       25.7*            --Statement on Form T-1 of the eligibility of The Bank of
                          New York, as trustee under the Trust Guarantee of Hispanic
                          Broadcasting for the benefit of the holders of preferred
                          securities of the HBC Capital Trust II.

------------------------

* Incorporated by reference to the exhibits of Hispanic Broadcasting's Registration Statement on Form S-3 (Reg. No. 333-42171) dated December 12, 1997.